SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

SHEPHERD’S FINANCE, LLC

effective as of

MARCH 16, 2017

Second AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Second Amended and Restated Limited Liability Company Agreement of SHEPHERD’S FINANCE, LLC, a Delaware limited liability company (the “Company”), is signed on November 6, 2017 but effective as of March 16, 2017, by and among the Company, the Members executing this Agreement as of the date hereof and each other Person who after the date hereof becomes a Member of the Company and becomes a party to this Agreement.

RECITALS

WHEREAS, the Company was formed under the laws of the Commonwealth of Pennsylvania under the name of 84 RE PARTNERS, LLC by the filing of a Certificate of Organization with the Pennsylvania Department of State on May 10, 2007;

WHEREAS, the Company changed its name to Shepherd’s Finance, LLC with the Pennsylvania Department of State on December 2, 2011;

WHEREAS, the Company was changed to a limited liability company formed under the laws of the State of Delaware by the filing of a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware on March 29, 2012 (the “Certificate of Formation”);

WHEREAS, the Company and Members adopted the Operating Agreement of 84 RE PARTNERS, LLC on or around May 10, 2007;

WHEREAS, the Company and Members adopted the First Amended and Restated Limited Liability Company Agreement of the Company as of March 29, 2012 (the “First A&R Operating Agreement”); and

WHEREAS, the Members desire to amend and restate the First A&R Operating Agreement in its entirety as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions

Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section:

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i); and

(b) debiting to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Taxable Income” of a Member for a Fiscal Year (or portion thereof) with respect to Units held by such Member means the federal taxable income allocated by the Company to the Member with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided, that such taxable income shall be computed (i) minus any excess taxable loss or excess taxable credits of the Company for any prior period allocable to such Member with respect to such Units that were not previously taken into account for purposes of determining such Member’s Adjusted Taxable Income in a prior Fiscal Year to the extent such loss or credit would be available under the Code to offset income of the Member (or, as appropriate, the direct or indirect members of the Member) determined as if the income, loss, and credits from the Company were the only income, loss, and credits of the Member (or, as appropriate, the direct or indirect members of the Member) in such Fiscal Year and all prior Fiscal Years, and (ii) taking into account any special basis adjustment with respect to such Member resulting from an election by the Company under Code Section 754.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by holding a directorship, by contract, or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein.

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“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Applicable Pro Rata Portion” means a Member’s Pro Rata Portion of any Offered Units proposed to be Transferred by an Offering Member.

“Applicable ROFR Rightholders” has the meaning set forth in Section 9.03(a)(ii).

“Award Agreements” has the meaning set forth in Section 3.04(a).

“Bankruptcy” means, with respect to a Member, the occurrence of any of the following: (a) the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member’s assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member’s inability to pay its debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member’s creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member’s consenting to, or defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or (e) the expiration of 60 days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member’s assets.

“Board” has the meaning set forth in Section 8.01.

“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3).

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“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a) the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b) immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;

(c) the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Board, as of the following times:

(i) the acquisition of an additional Membership Interest in the Company by a new or existing Member in consideration of a Capital Contribution of more than a de minimis amount;

(ii) the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Membership Interest in the Company;

(iii) the grant of any Class B Profits Units; and

(iv) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g);

provided, that adjustments pursuant to clauses (i), (ii) and (iii) above need not be made if the Board reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any Member;

(d) the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e) if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.

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“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Capital Account” has the meaning set forth in Section 5.03.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the Book Value of any property contributed to the Company by such Member.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Class A Common Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Class A Common Units” in this Agreement.

“Class A Preferred Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Class A Preferred Units” in this Agreement.

“Class B Liquidation Value” means, as of the date of determination and with respect to the relevant new Class B Profits Units to be issued, the aggregate amount that would be distributed to the Members pursuant to Section 7.02, if, immediately prior to the issuance of the relevant new Class B Profits Units, the Company sold all of its assets for Fair Market Value and immediately liquidated, the Company’s debts and liabilities were satisfied and the proceeds of the liquidation were Distributed pursuant to Section 12.03(c).

“Class B Member” means a Member holding one or more Class B Profits Units.

“Class B Profits Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Class B Profits Units” in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Interest Rate” has the meaning set forth in Section 7.05(c).

“Company Minimum Gain” means “partnership minimum gain” as defined in Section 1.704-2(b)(2) of the Treasury Regulations, substituting the term “Company” for the term “partnership” as the context requires.

“Company Opportunity” has the meaning set forth in Section 10.02.

“Company Subsidiary” means a Subsidiary of the Company.

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“Confidential Information” has the meaning set forth in Section 10.01(a).

“Converted Units” means Class A Common Units that are converted into Class A Preferred Units pursuant to Section 9.06 when the first Class B Profits Unit is issued by the Company.

“Covered Person” has the meaning set forth in Section 13.01(a).

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18-101, et seq, and any successor statute, as it may be amended from time to time.

“Delay Condition” means any of the following conditions: (a) the Company is prohibited from purchasing any Class A Preferred Units by any Financing Document or by Applicable Law; (b) a default has occurred under any Financing Document and is continuing; (c) the purchase of any Class A Preferred Units would, or in the good-faith opinion of the Board could, result in the occurrence of an event of default under any Financing Document or create a condition that would or could, with notice or lapse of time or both, result in such an event of default; or (d) the purchase of any Class A Preferred Units would, in the good-faith opinion of the Board, be imprudent in view of the financial condition of the Company, the anticipated impact of the purchase of such Class A Preferred Units on the Company’s ability to meet its obligations under any Financing Document or otherwise in connection with its business and operations.

“Disability,” with respect to any Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between the Company and such Service Provider, or if none, then “Disability” means such Service Provider’s incapacity due to physical or mental illness that: (a) shall have prevented such Service Provider from performing his duties for the Company or any of the Company Subsidiaries on a full-time basis for more than 90 or more consecutive days or an aggregate of 180 days in any 365-day period; or (b)(i) the Board determines, in compliance with Applicable Law, is likely to prevent such Service Provider from performing such duties for such period of time and (ii) 30 days have elapsed since delivery to such Service Provider of the determination of the Board and such Service Provider has not resumed such performance (in which case the date of termination in the case of a termination for “Disability” pursuant to this clause (b) shall be deemed to be the last day of such 30-day period).

“Distribution” means a distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units; (b) any recapitalization or exchange of securities of the Company; (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Member in such Member’s capacity as a Service Provider for the Company or a Company Subsidiary. “Distribute” when used as a verb shall have a correlative meaning.

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“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Estimated Tax Amount” of a Member for a Fiscal Year means the Member’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Board. In making such estimate, the Board shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Board are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Excess Amount” has the meaning set forth in Section 7.04(c).

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

“Family Members” has the meaning set forth in Section 9.02.

“Financing Document” means any credit agreement, guarantee, financing or security agreement or other agreements or instruments governing indebtedness of the Company or any of the Company Subsidiaries.

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Forfeiture Allocations” has the meaning set forth in Section 6.02(e).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

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“Initial Cost” means, with respect to any Unit, the purchase price paid to the Company with respect to such Unit by the Member to whom such Unit was originally issued.

“Initial Member” has the meaning set forth in the term Member.

“Liquidator” has the meaning set forth in Section 12.03(a).

“Losses” has the meaning set forth in Section 13.03(a).

“Manager” has the meaning set forth in Section 8.01.

“Member” means (a) each Person identified on the Members Schedule of the First A&R Operating Agreement as of the date of the First A&R Operating Agreement as a Member and who has executed the First A&R Operating Agreement or a counterpart thereof (each, an “Initial Member”); and (b) and each Person who was or is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company’s books and records as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulation Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.

“Member ROFR Exercise Notice” has the meaning set forth in Section 9.03(d)(ii).

“Members Schedule” has the meaning set forth in Section 3.01.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (based on the type and class of Unit or Units held by such Member), as applicable, (a) to a Distributive share of Net Income, Net Losses and other items of income, gain, loss and deduction of the Company; (b) to a Distributive share of the assets of the Company; (c) to vote on, consent to or otherwise participate in any decision of the Members as provided in this Agreement; and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

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“Misallocated Item” has the meaning set forth in Section 6.05.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:

(a) any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulation Section 1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;

(c) any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(d) any items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(e) if the Book Value of any Company property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and

(f) to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

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“New Interests” has the meaning set forth in Section 3.07.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Offered Units” has the meaning set forth in Section 9.03(a)(i).

“Offering Member” has the meaning set forth in Section 9.03(a)(i).

“Offering Member Notice” has the meaning set forth in Section 9.03(c)(i).

“Officers” has the meaning set forth in Section 8.09.

“Original Agreement” has the meaning set forth in the Recitals.

“Other Business” has the meaning set forth in Section 10.02.

“Permitted Transfer” means a Transfer of Preferred Units or Common Units carried out pursuant to Section 9.02. “Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Preferred Capital Value” means, for any Class A Preferred Unit at any time, the aggregate value of the Capital Accounts attributable to the Converted Units on the date of conversion, as adjusted thereafter as provided herein.

“Preferred Unpaid Yield” means, for any Class A Preferred Unit at any time, the amount equal to the excess, if any, of (a) the aggregate Preferred Yield accrued on such Class A Preferred Unit as of such time, over (b) the aggregate amount of all Distributions made by the Company in respect of such Class A Preferred Unit pursuant to Section 7.02(a) as of such time.

“Preferred Unreturned Capital Value” means, for any Class A Preferred Unit at any time, the amount of the Preferred Capital Value for such Class A Preferred Unit, reduced by the aggregate amount of all Distributions made by the Company in respect of such Class A Preferred Unit (but not in respect of Class A Common Units prior to their conversion into Class A Preferred Units) pursuant to Section 7.02(b) prior to such time.

“Preferred Yield” means, for any Class A Preferred Unit at any time, the amount accrued as of such time in respect of such Class A Preferred Unit (commencing with respect to such Class A Preferred Unit on the date the Company issues or issued such Class A Preferred Unit) at a rate of 10% per annum, compounded annually, on the sum of (a) the Preferred Unreturned Capital Value from time to time for such Class A Preferred Unit through such time and (b) the Preferred Unpaid Yield from time to time on such Class A Preferred Unit accumulated for all prior annual compounding periods.

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“Profits Interest” has the meaning set forth in Section 3.04(c).

“Profits Interest Hurdle” means an amount set forth in each Award Agreement reflecting the Class B Liquidation Value of the relevant Class B Profits Units at the time the units are issued.

“Pro Rata Portion” means, with respect to an Applicable ROFR Rightholder, on any date of a proposed Transfer by an Offering Member, a fraction determined by dividing (i) the number of Class A Preferred Units or Class A Common Units owned by such Applicable ROFR Rightholder immediately prior to such Transfer by (ii) the total number of Class A Preferred Units or Class A Common Units held by the Members on such date immediately prior to such Transfer.

“Purchasing Rightholders” has the meaning set forth in Section 9.03(e)(ii).

“Qualified Member” has the meaning set forth in Section 11.01.

“Qualifying Class B Profits Units” has the meaning set forth in Section 7.03(a).

“Quarterly Estimated Tax Amount” of a Member for any calendar quarter of a Fiscal Year means the excess, if any of (a) the product of (i) a quarter (¼) in the case of the first calendar quarter of the Fiscal Year, half (½) in the case of the second calendar quarter of the Fiscal Year, three-quarters (¾) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Member’s Estimated Tax Amount for such Fiscal Year over (b) all Distributions previously made during such Fiscal Year to such Member.

“Regulatory Allocations” has the meaning set forth in Section 6.02(d).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“ROFR Rightholder Option Period” has the meaning set forth in Section 9.03(d)(ii).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

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“Series B Preferred Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Series B Preferred Units” in this Agreement.

“Series C Preferred Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Series C Preferred Units” in this Agreement.

“Service Provider” has the meaning set forth in Section 3.04(a).

“Shortfall Amount” has the meaning set forth in Section 7.04(b).

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Tax Advance” has the meaning set forth in Section 7.04(a).

“Tax Amount” of a Member for a Fiscal Year means the product of (a) the Tax Rate for such Fiscal Year and (b) the Adjusted Taxable Income of the Member for such Fiscal Year with respect to its Units.

“Tax Matters Member” has the meaning set forth in Section 11.03(a).

“Tax Rate” of a Member, for any period, means the highest marginal blended federal, state and local tax rate applicable to ordinary income, qualified dividend income or capital gains, as appropriate, for such period for an individual residing in New York, New York, taking into account for federal income tax purposes, the deductibility of state and local taxes and any applicable limitations on such deductions.

“Taxing Authority” has the meaning set forth in Section 7.05(b).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units owned by a Person. “Transfer” when used as a noun shall have a correlative meaning.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unallocated Item” has the meaning set forth in Section 6.05.

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“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all types and classes of Units, including the Class A Preferred Units, the Class A Common Units, the Class B Profits Units, the Series B Preferred Units, and the Series C Preferred Units; provided, that any type or class of Unit shall have the privileges, preference, duties, liabilities, obligations, and rights set forth in this Agreement and the Membership Interests represented by such type or class or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations, and rights.

“Voting Members” has the meaning set forth in Section 4.07(b).

“Voting Units” has the meaning set forth in Section 4.07(a).

“Withholding Advances” has the meaning set forth in Section 7.05(b).

Section 1.02 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Article II
Organization

Section 2.01 Formation.

(a) The Company was formed under the laws of the Commonwealth of Pennsylvania under the name of 84 RE Partners, LLC by the filing of a Certificate of Incorporation with the Pennsylvania Department of State on May 10, 2007. The Company changed its name to Shepherd’s Finance, LLC with the Pennsylvania Department of State on December 2, 2011. The Company was subsequently changed to a limited liability company formed under the laws of the State of Delaware by the filing of a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware on March 29, 2012, pursuant to the provisions of the Delaware Act. The First A&R Operating Agreement was entered into as of March 29, 2012. This Agreement amends, restates, and supersedes in its entirety the First A&R Operating Agreement.

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(b) This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

Section 2.02 Name. The name of the Company is “SHEPHERD’S FINANCE, LLC” or such other name or names as the Board may from time to time designate; provided, that the name shall always contain the words “Limited Liability Company” or the abbreviation “L.L.C.” or the designation “LLC.” The Board shall give prompt notice to each of the Members of any change to the name of the Company.

Section 2.03 Principal Office. The principal office of the Company is located at 12627 San Jose Blvd., Suite 203, Jacksonville, Florida 32223 or such other place as may from time to time be determined by the Board. The Board shall give prompt notice of any such change to each of the Members.

Section 2.04 Registered Office; Registered Agent.

(a) The registered office of the Company shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

(b) The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Board may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

Section 2.05 Purpose; Powers.

(a) The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and to engage in any and all activities necessary or incidental thereto.

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(b) The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Delaware Act.

Section 2.06 Term. The term of the Company commenced on the date the Company was originally organized under the laws of the Commonwealth of Pennsylvania and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

Section 2.07 No State-Law Partnership. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and, to the extent permissible, the Company shall elect to be treated as a partnership for such purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Manager or Officer of the Company shall be a partner or joint venturer of any other Member, Manager or Officer of the Company, for any purposes other than as set forth in the first sentence of this Section 2.07.

Article III
Units

Section 3.01 Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series. Each type, class or series of Units shall have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series. The Board shall maintain a schedule of all Members, their respective mailing addresses and the amount and series of Units held by them (the “Members Schedule”), and shall update the Members Schedule upon the issuance or Transfer of any Units. A copy of the Members Schedule is attached hereto as Schedule A.

Section 3.02 Authorization and Issuance of Class A Preferred Units. The Company is hereby authorized to issue a class of Units designated as Class A Preferred Units upon the conversion of Class A Common Units into Class A Preferred Units as provided in Section 9.06.

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Section 3.03 Authorization, Issuance, and Initial Conversion of Common Units. Subject to compliance with Section 9.01(b), the Company is hereby authorized to issue a class of Units designated as Class A Common Units. Simultaneously with the adoption of the First A&R Operating Agreement, the issued and outstanding Units issued pursuant to the Original Agreement were converted into Class A Common Units at a conversion ratio of one Class A Common Unit per $695.91 of each Initial Member’s respective initial Capital Account. As of the date hereof, 2,629 Class A Common Units are issued and outstanding in the amounts set forth on the Members Schedule opposite each Member’s name with all such 2,629 Class A Common Units designated as Voting Units as provided in Section 4.07(a).

Section 3.04 Authorization and Issuance of Class B Profits Units.

(a) The Company is hereby authorized to issue Class B Profits Units to Members, Managers, Officers, employees, consultants or other service providers of the Company or any Company Subsidiary, or Family Members of any such person (collectively, without regard to whether the recipient personally provides services to the Company or any Company Subsidiary, “Service Providers”), on such terms and conditions as the Board may determine in its sole discretion from time to time. In connection with the issuance of Class B Profits Units, the Board is hereby authorized to negotiate and enter into grant or award agreements with each Service Provider to whom it grants Class B Profits Units (such agreements, “Award Agreements”). Each Award Agreement shall include such terms, conditions, rights and obligations as may be determined by the Board, in its sole discretion, consistent with the terms herein.

(b) Immediately prior to each issuance of Class B Profits Units, the Board shall determine in good faith the Class B Liquidation Value. In each Award Agreement that it enters with a Service Provider for the issuance of new Class B Profits Units, the Board shall include an appropriate Profits Interest Hurdle for such Class B Profits Units on the basis of the Class B Liquidation Value immediately prior to the issuance of such Class B Profits Units.

(c) The Company and each Member hereby acknowledge and agree that, with respect to any Service Provider, such Service Provider’s Class B Profits Units constitute a “profits interest” in the Company within the meaning of Rev. Proc. 93-27 (a “Profits Interest”), and that any and all Class B Profits Units received by a Service Provider are received in exchange for the provision of services by the Service Provider to or for the benefit of the Company in a Service Provider capacity or in anticipation of becoming a Service Provider. The Company and each Service Provider who receives Class B Profits Units hereby agree to comply with the provisions of Rev. Proc. 2001-43, and neither the Company nor any Service Provider who receives Class B Profits Units shall perform any act or take any position inconsistent with the application of Rev. Proc. 2001-43 or any future Internal Revenue Service guidance or other Governmental Authority that supplements or supersedes the foregoing Revenue Procedures.

(d) Class B Profits Units shall receive the following tax treatment:

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(i) the Company and each Service Provider who receives Class B Profits Units shall treat such Service Provider as the owner of such Class B Profits Units from the date of their receipt, and the Service Provider receiving such Class B Profits Units shall take into account its Distributive share of Net Income, Net Loss, income, gain, loss and deduction associated with the Class B Profits Units in computing such Service Provider’s income tax liability for the entire period during which such Service Provider holds the Class B Profits Units.

(ii) each Service Provider that receives Class B Profits Units that are substantially nonvested for purposes of Code Section 83(b) shall make a timely and effective election under Code Section 83(b) with respect to such Class B Profits Units and shall promptly provide a copy to the Company. Except as otherwise determined by the Board, both the Company and all Members shall (A) treat such Class B Profits Units as outstanding for tax purposes, (B) treat such Service Provider as a partner for tax purposes with respect to such Class B Profits Units and (C) file all tax returns and reports consistently with the foregoing. Neither the Company nor any of its Members shall deduct any amount (as wages, compensation or otherwise) with respect to the receipt of such Class B Profits Units for federal income tax purposes.

(iii) with respect to any Class B Profits Units issued after the finalization of the successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43, in accordance with such rules, each Member, by executing this Agreement, authorizes and directs the Company to elect a safe harbor under which the fair market value of any Class B Profits Units issued after the effective date of such Proposed Regulations (or other guidance) will be treated as equal to the liquidation value (within the meaning of the Proposed Regulations or successor rules) of the Class B Profits Units as of the date of issuance of such Class B Profits Units. In the event that the Company makes a safe harbor election as described in the preceding sentence, each Member hereby agrees to comply with all safe harbor requirements with respect to Transfers of Units while the safe harbor election remains effective.

Section 3.05 Authorization and Issuance of Series B Preferred Units. The Company is authorized to issue a class of Units designated as Series B Preferred Units. The Series B Preferred Units will have the rights, powers, privileges, restrictions, qualifications, and limitations specified in Exhibit A to this Agreement.

Section 3.06 Authorization and Issuance of Series C Preferred Units. The Company is authorized to issue a class of Units designated as Series C Preferred Units. The Series C Preferred Units will have the rights, powers, privileges, restrictions, qualifications, and limitations specified in Exhibit B to this Agreement.

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Section 3.07 Other Issuances. In addition to the Class A Preferred Units, Class A Common Units, Class B Profits Units, Series B Preferred Units, and Series C Preferred Units, the Company is hereby authorized, subject to compliance with Section 9.01(b), to authorize and issue or sell to any Person any new type, class or series of Units not otherwise described in this Agreement, which Units may be designated as classes or series of the Preferred Units, Common Units or Profits Units but having different rights (collectively, “New Interests”). The Board is hereby authorized, subject to Section 14.09, to amend this Agreement to reflect such issuance and to fix the relative privileges, preference, duties, liabilities, obligations and rights of any such New Interests, including the number of such New Interests to be issued, the preference (with respect to Distributions, in liquidation or otherwise) over any other Units and any contributions required in connection therewith. Any such issuance shall require the approval of Members holding at least 60% of the votes eligible to be cast by the then-outstanding Voting Units.

Section 3.08 Certification of Units.

(a) The Board in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Units held by such Member.

(b) In the event that the Board shall issue certificates representing Units in accordance with Section 3.08(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

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Article IV
Members

Section 4.01 Admission of New Members.

(a) New Members may be admitted from time to time (i) in connection with an issuance of Units by the Company, subject to compliance with the provisions of and Section 9.01(b), as applicable, and (ii) in connection with a Transfer of Units, subject to compliance with the provisions of Article IX, and in either case, following compliance with the provisions of Section 4.01(b).

(b) In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Units, such Person shall have become a Member to this Agreement by execution of such agreements as may be required by the Company, including an agreement to be bound by the terms of this Agreement. Upon the amendment of the Members Schedule by the Board and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her or its Units. The Board shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 5.03 and as specified in the definition of the term “Book Value.”

Section 4.02 Representations and Warranties of Members. By execution and delivery of this Agreement or becoming a party to this Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:

(a) The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b) Such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units;

(c) Such Member’s Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;

(d) Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company and the Company Subsidiaries for such purpose;

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(e) The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;

(f) Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g) Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(h) The execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

(i) This Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and

(j) Neither the issuance of any Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or any Company Subsidiary or affect the right of the Company or any Company Subsidiary to terminate the Member’s employment at any time for any reason, other than as otherwise provided in such Member’s employment agreement or other similar agreement with the Company or Company Subsidiary, if applicable.

None of the foregoing shall replace, diminish, or otherwise adversely affect any Member’s representations and warranties made by it in any subscription agreement, Unit purchase agreement, award agreement, or other agreement pursuant to which Units are issued or transferred to the Member and the Member is admitted as a Member of the Company.

Section 4.03 No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member.

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Section 4.04 No Withdrawal. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member; provided, however, that this Agreement shall continue to apply with respect to any Units that have been called in accordance with Section 9.05 until full payment is made therefor in accordance with the terms of this Agreement.

Section 4.05 Death. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Units owned by the deceased Member shall automatically be Transferred to such Member’s heirs; provided, that within a reasonable time after such Transfer, the applicable heirs shall sign a written agreement to become a party to this Agreement, but no such heir shall be required to be an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act in order to become a holder of the Units or a Member of the Company.

Section 4.06 Voting. Except as otherwise provided by this Agreement (including Section 14.09) or as otherwise required by the Delaware Act or Applicable Law:

(a) the votes entitled to be cast by each Member on all matters upon which the Members have the right to vote under this Agreement shall be determined as follows:

(i) The number of votes that may be cast by a Member holding Class A Common Units designated as Voting Units or Class A Preferred Units designated as Voting Units with respect to such Units shall be equal to the value of the Capital Account attributable to such Units, as determined as of the last day of the immediately preceding calendar quarter;

(ii) The number of votes that may be cast by a Member holding Class B Profits Units designated as Voting Units with respect to such Units shall be equal to 125% of the value of the Capital Account attributable to such Units, as determined as of the last day of the immediately preceding calendar quarter;

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(iii) for example, a Member holding Class A Preferred Units designated as Voting Units for which the value of the Capital Account attributable to such Class A Preferred Units on the last day of the preceding calendar quarter is $25,000.50, and Class B Profits Units designated as Voting Units for which the value of the Capital Account attributable to such Class B Profits Units on the last day of the preceding calendar quarter is $30,000.00, would be entitled to cast 25,000.50 votes with respect to the Member’s Class A Preferred Units and 37,500 votes with respect to the Member’s Class B Profits Units; and

(b) to the extent not designated as Voting Units, the Class A Preferred Units, the Class A Common Units, and the Class B Profits Units shall not entitle the holders thereof to vote on any matters required or permitted to be voted on by the Members.

Section 4.07 Meetings.

(a) Voting Units. As used herein, the term “Voting Units” shall mean any Units of any class or series that are designated by the Company as Voting Units, which at as of the date of this Agreement refers to 2,629 issued and outstanding Class A Common Units designated as “Voting Units” under this Agreement.

(b) Calling the Meeting. Meetings of the Members may be called by (i) the Board or (ii) by a Member or group of Members holding more than 25% of the votes eligible to be cast by the then-outstanding Voting Units. Only Members who hold the relevant Voting Units (“Voting Members”) shall have the right to attend meetings of the Members.

(c) Notice. Written notice stating the place, date and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than 10 days and not more than 30 days before the date of the meeting to each Voting Member, by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company’s principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.

(d) Participation. Any Voting Member may participate in a meeting of the Voting Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) Vote by Proxy. On any matter that is to be voted on by Voting Members, a Voting Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Voting Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

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(f) Conduct of Business. The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include any business to be conducted by Voting Members; provided, that the appropriate Voting Members shall have been notified of the meeting in accordance with the preceding sentence; and provided, further, that any Voting Member holding the appropriate Voting Units shall have the right to request removal from the meeting of any Voting Member holding only Voting Units for which a Voting Member has no Units eligible to vote pursuant to the provisions of this Agreement prior to any discussion of business at the meeting. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.08 Quorum. A quorum of any meeting of the Voting Members shall require the presence of the Members holding a majority of the appropriate Voting Units held by all Members. Subject to Section 4.09, no action at any meeting may be taken by the Members unless the appropriate quorum is present. Subject to Section 4.09, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the appropriate Voting Units held by all Members.

Section 4.09 Action Without Meeting. Notwithstanding the provisions of Section 4.08, any matter that is to be voted on, consented to or approved by Voting Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than a majority of the appropriate Voting Units held by all Members. A record shall be maintained by the Board of each such action taken by written consent of a Member or Members.

Section 4.10 Power of Members. The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Delaware Act. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

Section 4.11 No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

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Article V
Capital Contributions; Capital Accounts

Section 5.01 Initial Capital Contributions. Prior to or contemporaneously with the execution of this Agreement, each Member owning Preferred Units or Common Units has made the Capital Contribution giving rise to such Member’s initial Capital Account, and each Member is deemed to own the number, type, series and class of Units, in each case, in the amounts set forth opposite such Member’s name on the Members Schedule as in effect on the date of the Members Schedule.

Section 5.02 Additional Capital Contributions.

(a) No Member shall be required to make any additional Capital Contributions to the Company. Any future Capital Contributions made by any Member shall only be made with the consent of the Board and in connection with an issuance of Units made in compliance with this Agreement.

(b) No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

Section 5.03 Maintenance of Capital Accounts. The Company shall establish and maintain for each Member a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 5.03. Each Capital Account shall be established and maintained in accordance with the following provisions:

(a) Each Member’s Capital Account shall be increased by the amount of:

(i) such Member’s Capital Contributions, including such Member’s initial Capital Contribution;

(ii) any Net Income or other item of income or gain allocated to such Member pursuant to Article VI; and

(iii) any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.

(b) Each Member’s Capital Account shall be decreased by:

(i) the cash amount or Book Value of any property Distributed to such Member pursuant to Article VII and Section 12.03(c);

(ii) the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to Article VI; and

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(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Section 5.04 Succession Upon Transfer. In the event that any Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units and, subject to Section 6.04, shall receive allocations and Distributions pursuant to Article VI, Article VII, and Article XII in respect of such Units.

Section 5.05 Negative Capital Accounts. In the event that any Member shall have a deficit balance in his, her or its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or to make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

Section 5.06 No Withdrawal. No Member shall be entitled to withdraw any part of his, her or its Capital Account or to receive any Distribution from the Company, except as provided in this Agreement. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement.

Section 5.07 Treatment of Loans From Members. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member’s Capital Account, other than to the extent provided in Section 5.03(a)(iii), if applicable.

Section 5.08 Modifications. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

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Article VI
Allocations

Section 6.01 Allocation of Net Income and Net Loss. For each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss or deduction) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 6.02, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (i) the Distributions that would be made to such Member pursuant to Section 12.03(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Book Value of the assets securing such liability), and the net assets of the Company were Distributed, in accordance with Section 12.03(c), to the Members immediately after making such allocations, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 6.02 Regulatory and Special Allocations. Notwithstanding the provisions of Section 6.01:

(a) If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02(a) is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.02(b) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

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(c) In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or Distributions as quickly as possible. This Section 6.02(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) The allocations set forth in paragraphs (a), (b) and (c) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Members so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

(e) The Company and the Members acknowledge that allocations like those described in Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) result from the allocations of Net Income and Net Loss provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Net Income and Net Loss will be made in accordance with Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

Section 6.03 Tax Allocations.

(a) Subject to Section 6.03(b) through Section 6.03(e), all income, gains, losses and deductions of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Company’s subsequent income, gains, losses and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method of Treasury Regulations Section 1.704-3(b), so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

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(c) If the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) as provided in clause (c) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d) Allocations of tax credit, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) The Company shall make allocations pursuant to this Section 6.03 in accordance with the traditional method in accordance with Treasury Regulations Section 1.704-3(d).

(f) Allocations pursuant to this Section 6.03 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, Distributions or other items pursuant to any provisions of this Agreement.

Section 6.04 Allocations in Respect of Transferred Units. In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of Article IX, Net Income, Net Losses and other items of income, gain, loss and deduction of the Company attributable to such Units for such Fiscal Year shall be determined using the interim closing of the books method.

Section 6.05 Curative Allocations. In the event that the Tax Matters Member determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Article VI (an “Unallocated Item”), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Company (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the Board may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Member that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts distributable to any Member, including the amounts to be distributed upon the complete liquidation of the Company.

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Article VII
Distributions

Section 7.01 General.

(a) Subject to Section 7.01(b), Section 7.02 and Section 7.04, the Board shall have sole discretion regarding the amounts and timing of Distributions to Members, including to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies).

(b) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to Members if such Distribution would violate § 18-607 of the Delaware Act or other Applicable Law.

Section 7.02 Priority of Distributions. After making all Distributions required for a given Fiscal Year under Section 7.04 and subject to the priority of Distributions pursuant to Section 12.03(c), if applicable, all Distributions determined to be made by the Board pursuant to Section 7.01 shall be made in the following manner:

(a) first, to the Members pro rata in proportion to their holdings of Class A Common Units, or, if there are no issued and outstanding Class A Common Units, to the Members pro rata in proportion to their holdings of Class A Preferred Units, until Distributions under this Section 7.02(a) equal the Preferred Unpaid Yield in respect of all the Class A Preferred Units owned by the Members as of the time of such Distribution; and

(b) any remaining Distributions will be made, subject to Section 7.03, to the Members pro rata in proportion to their holdings of Class B Profits Units.

Section 7.03 Limitations on Distributions to Class B Profits Units.

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(a) It is the intention of the parties to this Agreement that Distributions to any Class B Member with respect to the Class B Member’s Class B Profits Units be limited to the extent necessary so that the related Membership Interest constitutes a Profits Interest that carries with it no initial Capital Account balance and constitutes an interest only in the future profits of the Company and that, if immediately following the issuance of a Class B Profits Unit pursuant to this Agreement, all of the Company’s assets were to be sold and the proceeds therefrom were to be distributed to the Members in liquidation of the Company, no Distributions would be made with respect to the Class B Profits Unit. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the Board shall, if necessary, limit any Distributions to any Class B Member with respect to the Class B Member’s Class B Profits Units so that such Distributions do not exceed the available profits in respect of such Class B Member’s related Profits Interest. Available profits shall include the aggregate amount of profit and unrealized appreciation in all of the assets of the Company between the date of issuance of such Class B Profits Units and the date of such Distribution, it being understood that such unrealized appreciation shall be determined on the basis of the Profits Interest Hurdle applicable to such Class B Profits Unit. In the event that a Class B Member’s Distributions and allocations with respect to the Class B Member’s Class B Profits Units are reduced pursuant to the preceding sentence, an amount equal to such excess Distributions shall be treated as instead apportioned to the holders of Class A Preferred Units and Class B Profits Units that have met their Profits Interest Hurdle (such Class B Profits Units, “Qualifying Class B Profits Units”), pro rata in proportion to their aggregate holdings of Class A Preferred Units and Qualifying Class B Profits Units which are treated as one class of Units.

Section 7.04 Tax Advances.

(a) Subject to any restrictions in any of the Company’s and/or any Company Subsidiary’s then applicable debt-financing arrangements, and subject to the Board’s sole discretion to retain any other amounts necessary to satisfy the Company’s and/or the Company Subsidiaries’ obligations, at least 10 days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Company shall use commercially reasonable efforts to Distribute cash to each Member in proportion to and to the extent of such Member’s Quarterly Estimated Tax Amount for the applicable calendar quarter (each such Distribution, a “Tax Advance”).

(b) If, at any time after the final Quarterly Estimated Tax Amount has been Distributed pursuant to Section 7.04(a) with respect to any Fiscal Year, the aggregate Tax Advances to any Member with respect to such Fiscal Year are less than such Member’s Tax Amount for such Fiscal Year (a “Shortfall Amount”), the Company shall use commercially reasonable efforts to Distribute cash in proportion to and to the extent of each Member’s Shortfall Amount. The Company shall use commercially reasonable efforts to Distribute Shortfall Amounts with respect to a Fiscal Year before the 75th day of the next succeeding Fiscal Year; provided, that if the Company has made Distributions other than pursuant to this Section 7.04, the Board may apply such Distributions to reduce any Shortfall Amount.

(c) If the aggregate Tax Advances made to any Member pursuant to this Section 7.04 for any Fiscal Year exceed such Member’s Tax Amount (an “Excess Amount”), such Excess Amount shall reduce subsequent Tax Advances that would be made to such Member pursuant to this Section 7.04, except to the extent taken into account as an advance pursuant to Section 7.04(d).

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(d) Any Distributions made pursuant to this Section 7.04 shall be treated for purposes of this Agreement as advances on Distributions pursuant to Section 7.02 and shall reduce, dollar-for-dollar, the amount otherwise Distributable to such Member pursuant to Section 7.02.

Section 7.05 Tax Withholding; Withholding Advances.

(a) Tax Withholding. If requested by the Board, each Member shall, if able to do so, deliver to the Board:

(i) an affidavit in form satisfactory to the Board that the applicable Member (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other Applicable Law;

(ii) any certificate that the Board may reasonably request with respect to any such laws; and/or

(iii) any other form or instrument reasonably requested by the Board relating to any Member’s status under such law.

If a Member fails or is unable to deliver to the Board the affidavit described in Section 7.05(a)(i), the Board may withhold amounts from such Member in accordance with Section 7.05(b).

(b) Withholding Advances. The Company is hereby authorized at all times to make payments (“Withholding Advances”) with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Tax Matters Member based on the advice of legal or tax counsel to the Company) to withhold or make payments to any federal, state, local or foreign taxing authority (a “Taxing Authority”) with respect to any Distribution or allocation by the Company of income or gain to such Member and to withhold the same from Distributions to such Member. Any funds withheld from a Distribution by reason of this Section 7.05(b) shall nonetheless be deemed Distributed to the Member in question for all purposes under this Agreement and, at the option of the Board, shall be charged against the Member’s Capital Account.

(c) Repayment of Withholding Advances. Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a Distribution to that Member shall, with interest thereon accruing from the date of payment at a rate equal to the prime rate published in the Wall Street Journal on the date of payment (the “Company Interest Rate”):

(i) be promptly repaid to the Company by the Member on whose behalf the Withholding Advance was made (which repayment by the Member shall not constitute a Capital Contribution, but shall credit the Member’s Capital Account if the Board shall have initially charged the amount of the Withholding Advance to the Capital Account); or

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(ii) with the consent of the Board, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Member (which reduction amount shall be deemed to have been Distributed to the Member, but which shall not further reduce the Member’s Capital Account if the Board shall have initially charged the amount of the Withholding Advance to the Capital Account).

Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d) Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties which may be asserted by reason of the Company’s failure to deduct and withhold tax on amounts Distributable or allocable to such Member. The provisions of this Section 7.05(d) and the obligations of a Member pursuant to Section 7.05(c) shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.05, including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(e) Overwithholding. Neither the Company nor the Board shall be liable for any excess taxes withheld in respect of any Distribution or allocation of income or gain to a Member. In the event of an overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Taxing Authority.

Section 7.06 Distributions in Kind.

(a) The Board is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of securities or other property held by the Company; provided, that Tax Advances shall only be made in cash. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Members pursuant to Section 7.02.

(b) Any Distribution of securities shall be subject to such conditions and restrictions as the Board determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Board may require that the Members execute and deliver such documents as the Board may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.

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Article VIII
Management

Section 8.01 Establishment of the Board. The Company shall have a board of managers (the “Board”), which shall be comprised of natural Persons (each such Person, a “Manager”) who shall be appointed in accordance with the provisions of Section 8.02. The business and affairs of the Company shall be managed, operated and controlled by or under the direction of the Board, and the Board shall have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement.

Section 8.02 Board Composition; Vacancies.

(a) The Company and the Members shall take such actions as may be required to ensure that the Board at all times consists of at least three Managers. The Managers shall be elected by the Voting Members to staggered terms of three years each, as set forth in the resolutions of the Voting Members upon such elections. The Board or Members holding at least a majority of the votes eligible to be cast by the then-outstanding Voting Units may increase or decrease the number of Managers from time to time, provided that no such decrease would terminate or shorten the term of office of any Manager then in office. At all times, a majority of the Managers must be persons who qualify as an “independent director” under NYSE Listed Company Manual Section 303A.02 (the “Independent Managers”).

(b) In the event that a vacancy is created on the Board at any time due to the death, Disability, retirement, resignation or removal of a Manager, or increase in the number of Managers, the Board or any Member may propose a nominee to fill such vacancy, with the election of a nominee to fill a vacancy requiring the action of Members holding at least a majority of the votes eligible to be cast by the then-outstanding Voting Units. The Company and each Member hereby agree to take such actions as may be required to ensure the election of a person to fill such vacancy on the Board.

Section 8.03 Removal; Resignation.

(a) A Manager may be removed or replaced at any time from the Board, with or without cause, upon, and only upon, the action of Members holding at least 80% of the votes eligible to be cast by the then-outstanding Voting Units.

(b) A Manager may resign at any time from the Board by delivering his or her written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

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Section 8.04 Meetings.

(a) Generally. The Board shall meet at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, at the offices of the Company or such other place (either within or outside the State of Delaware) as may be determined from time to time by the Board. Written notice of each meeting of the Board shall be given to each Manager at least 24 hours prior to each such meeting.

(b) Special Meetings. Special meetings of the Board shall be held on the call of any Manager upon at least five days’ written notice (if the meeting is to be held in person) or one day’s written notice (if the meeting is to be held by telephone communications or video conference) to the Managers, or upon such shorter notice as may be approved by all the Managers. Any Manager may waive such notice as to himself.

(c) Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 8.05 Quorum; Manner of Acting.

(a) Quorum. The presence of at least a majority of the Managers serving on the Board shall constitute a quorum for the transaction of business of the Board. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b) Participation. Any Manager may participate in a meeting of the Board by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. A Manager may vote or be present at a meeting either in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law.

(c) Binding Act. Each Manager shall have one vote on all matters submitted to the Board or any committee thereof. With respect to any matter before the Board, the act of a at least a majority of the Managers serving on the Board shall be the act of the Board. With respect to any matter before a committee, the act of a at least a majority of the Managers serving on such committee shall be the act of the committee.

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(d) Affiliate Transaction Policy. Notwithstanding subsection (c) above, any transaction involving the Company and an Affiliate, except for Distributions made in the ordinary course of business, must be approved by a majority vote of Independent Managers not otherwise interested in the transaction upon a determination of such Independent Managers that the transaction is on terms no less favorable to the Company than could be obtained from an independent third party. An approval pursuant to this policy shall be set forth in the minutes of the Company and shall include a description of the transaction approved. Once the Independent Managers have approved an Affiliate transaction, separate approvals for components of an Affiliate transaction, which may include, without limitation, repayments by the Company of loans from an Affiliate or draws on a line of credit when the maximum amount of the line of credit has been approved by the Independent Managers, shall not be required unless expressly provided for by the Independent Managers.

Section 8.06 Action By Written Consent. Notwithstanding anything herein to the contrary, any action of the Board (or any committee of the Board) may be taken without a meeting if either (a) a written consent of at least a majority of the Managers serving on the Board (or committee) shall approve such action; provided, that prior written notice of such action is provided to all Managers at least one day before such action is taken, or (b) a written consent constituting all of the Managers on the Board (or committee) shall approve such action. Such consent shall have the same force and effect as a vote at a meeting where a quorum was present and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Section 8.07 Compensation; No Employment.

(a) Manager compensation shall be fixed from time-to-time by the action of Members holding at least 60% of the votes eligible to be cast by the then-outstanding Voting Units. Each Manager shall not be reimbursed for his reasonable out-of-pocket expenses incurred in the performance of his duties as a Manager. Nothing contained in this Section 8.07 shall be construed to preclude any Manager from serving the Company in any other capacity and receiving reasonable compensation for such services.

(b) This Agreement does not, and is not intended to, confer upon any Manager any rights with respect to continued employment by the Company, and nothing herein should be construed to have created any employment agreement with any Manager.

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Section 8.08 Committees.

(a) Establishment; Quorum. In addition to the standing committees described in Section 8.08(c), the Board may, by resolution, designate from among the Managers one or more committees, each of which shall be comprised of one or more Managers; provided, that in no event may the Board designate any committee with all of the authority of the Board. Subject to the immediately preceding proviso, any such committee designated by the Board, to the extent provided in the resolution forming such committee, shall have and may exercise the authority of the Board, subject to the limitations set forth in Section 8.08(b). The Board may dissolve any committee or remove any member of a committee at any time. The presence of at least a majority of the Managers serving on a committee shall constitute a quorum for the transaction of business of such committee. At all times when a committee is conducting business at a meeting of the committee, a quorum of such committee must be present at such meeting. If a quorum shall not be present at any meeting of a committee, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b) Limitation of Authority. No committee of the Board shall have the authority of the Board in reference to:

(i) authorizing the issuance of Units;

(ii) approving a plan of merger or sale of the Company;

(iii) recommending to the Members a voluntary dissolution of the Company or a revocation thereof; or

(iv) altering or repealing any resolution of the Board that by its terms provides that it shall not be so amendable or repealable.

(c) Standing Committees. The Board shall establish and maintain, among others it so desires, the following standing committees:

(i) Audit Committee. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Audit Committee must consist of at least two Managers, a majority of which must be Independent Managers.

(ii) Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall nominate Manager candidates and review and determine whether to offer a voting recommendation to the Members for Manager candidates proposed by a Member. The Nominating and Corporate Governance Committee shall also be charged with reviewing any transaction involving the Company and an Affiliate in accordance with the policy set forth in Section 8.05(d). The Nominating and Corporate Governance Committee must, at all times, consist of at least two Managers, all of whom must be Independent Managers.

(iii) Loan Policy Committee. The Loan Policy Committee shall set standards and procedures for the review and approval of loans made by the Company, and approve significant loans and loans which differ from the standards and procedures it has established. The Loan Policy Committee must, at all times, consist of at least two Managers, with the number of Independent Managers equalling or exceeding the number of Managers that are not Independent Managers.

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(iv) Compensation Committee. The Compensation Committee shall review and approve annually the corporate goals and objectives applicable to the compensation of the Officers, evaluate at least annually the Officers’ performance in light of those goals and objectives, and determine and approve the Officers’ compensation level based on these evaluations, subject to the approval of Members holding at least 60% of the votes eligible to be cast by the then-outstanding Voting Units. In determining the long-term incentive component of Officer compensation, the Compensation Committee may consider the Company’s performance and relative Member return, the value of similar incentive awards given to Officers at comparable companies and the awards given to the Officers in past years. The Compensation Committee must, at all times, consist of at least two Managers, all of whom must be Independent Managers.

Section 8.09 Officers. The Board may appoint individuals as officers of the Company (the “Officers”) as it deems necessary or desirable to carry on the business of the Company and the Board may delegate to such Officers such power and authority as the Board deems advisable. No Officer need be a Member or Manager. Any individual may hold two or more offices of the Company. Each Officer shall hold office until his successor is designated by the Board or until his earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Board. Any Officer may be removed by the Board (acting pursuant to Section 8.05(c), with the exception that the Officer being considered for removal, if applicable, shall not be entitled to vote on such matter) with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal or otherwise, may, but need not, be filled by the Board. In the absence of a Compensation Committee, the Company’s Independent Managers shall determine and approve the Officers’ compensation by a majority vote, subject to the approval of Members holding at least 60% of the votes eligible to be cast by the then-outstanding Voting Units.

Section 8.10 No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Manager or Officer will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being a Manager or Officer.

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Article IX
Transfer

Section 9.01 General Restrictions on Transfer.

(a) Each Member acknowledges and agrees that such Member (or any Permitted Transferee of such Member) shall not Transfer any Units except as permitted pursuant to Section 9.02 or in accordance with the procedures described in Section 9.03 and Section 9.04.; provided, however, that

(i) a Member holding one or more Series B Preferred Units may transfer those Series B Preferred Units only as provided in Exhibit A; and

(ii) a Member holding one or more Series C Preferred Units may transfer those Series C Preferred Units only as provided in Exhibit B.

(b) Notwithstanding any other provision of this Agreement (including Section 9.02), each Member agrees that it will not, directly or indirectly, Transfer any of its Units, and the Company agrees that it shall not issue any Units:

(i) except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of Units, if requested by the Company, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(ii) if such Transfer or issuance would cause the Company to be considered a “publicly traded partnership” under Section 7704(b) of the Code within the meaning of Treasury Regulation Section 1.7704-1(h)(1)(ii), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3);

(iii) if such Transfer or issuance would affect the Company’s existence or qualification as a limited liability company under the Delaware Act;

(iv) if such Transfer or issuance would cause the Company to lose its status as a partnership for federal income tax purposes;

(v) if such Transfer or issuance would cause a termination of the Company for federal income tax purposes;

(vi) if such Transfer or issuance would cause the Company or any of the Company Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended; or

(vii) if such Transfer or issuance would cause the assets of the Company or any of the Company Subsidiaries to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company or any Company Subsidiary.

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In any event, the Board may refuse the Transfer to any Person if such Transfer would have a material adverse effect on the Company as a result of any regulatory or other restrictions imposed by any Governmental Authority.

(c) Any Transfer or attempted Transfer of any Units in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Units for all purposes of this Agreement.

Section 9.02 Permitted Transfers. The provisions of Section 9.01(a) and Section 9.03 shall not apply to any of the following Transfers by any Member of any of its Units to: (i) such Member’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”), (ii) a trust under which the distribution of Units may be made only to such Member and/or any Family Member of such Member, (iii) a charitable remainder trust, the income from which will be paid to such Member during his life, (iv) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only such Member and/or Family Members of such Member, or (v) by will or by the laws of intestate succession, to such Member’s executors, administrators, testamentary trustees, legatees or beneficiaries; provided, that any Member who Transfers Units shall remain bound by the provisions of Section 10.01.

Section 9.03 Right of First Refusal.

(a) Offered Units.

(i) Subject to the terms and conditions specified in Section 9.01, Section 9.02 and this Section 9.03, each Member holding Class A Preferred Units or Class A Common Units (as applicable), shall have a right of first refusal if any other Member holding Class A Preferred Units or Class A Common Units (the “Offering Member”) receives a bona fide offer that the Offering Member desires to accept to Transfer all or any portion of the Class A Preferred Units or Class A Common Units it owns (the “Offered Units”).

(ii) As used herein, the term “Applicable ROFR Rightholders” shall mean all Members other than the Offering Member holding Class A Preferred Units or Class A Common Units (as applicable).

(b) Offering; Exceptions. Each time the Offering Member receives an offer for a Transfer of any of its Class A Preferred Units or Class A Common Units (as applicable) (other than Transfers that are permitted by Section 9.02, the Offering Member shall make an offering of the Offered Units to the Applicable ROFR Rightholders in accordance with the following provisions of this Section 9.03 prior to Transferring such Offered Units to the proposed purchaser.

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(c) Offer Notice.

(i) The Offering Member shall, within 10 Business Days of receipt of the Transfer offer, give written notice (the “Offering Member Notice”) to the Company and the Applicable ROFR Rightholders stating that it has received a bona fide offer for a Transfer of its Class A Preferred Units or Class A Common Units (as applicable) and specifying:

(A) the number of Offered Units to be Transferred by the Offering Member;

(B) the proposed date, time and location of the closing of the Transfer, which shall not be less than 60 (sixty) days from the date of the Offering Member Notice;

(C) the purchase price per Applicable Offered Unit (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and

(D) the name of the Person who has offered to purchase such Offered Units.

(ii) The Offering Member Notice shall constitute the Offering Member’s offer to Transfer the Offered Units to the Applicable ROFR Rightholders, which offer shall be irrevocable until the end of the ROFR Rightholder Option Period described in Section 9.03(d)(ii).

(iii) By delivering the Offering Member Notice, the Offering Member represents and warrants to each Applicable ROFR Rightholder that:

(A)	the Offering Member has full right, title and interest in and to the Offered Units;

(B)	the Offering Member has all the necessary power and authority and has taken all necessary action to Transfer such Offered Units as contemplated by this Section 9.03; and

(C)	the Offered Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(d) Exercise of Right of First Refusal.

(i) Upon receipt of the Offering Member Notice, the Applicable ROFR Rightholders shall have the right to purchase the Offered Units in accordance with the procedures set forth in Section 9.03(d)(ii),. Notwithstanding the foregoing, the Applicable ROFR Rightholders may only exercise their right to purchase the Offered Units if, after giving effect to all elections made under this Section 9.03(d), no less than all of the Offered Units will be purchased by the Applicable ROFR Rightholders.

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(ii) Each Applicable ROFR Rightholder shall have the right to elect irrevocably to purchase all or none of its Pro Rata Portion of the Offered Units by delivering a written notice to the Company and the Offering Member (a “Member ROFR Exercise Notice”) within 10 days of receipt of the Offering Member Notice (the “ROFR Rightholder Option Period”), specifying its desire to purchase its Pro Rata Portion of the Offered Units, on the terms and respective purchase prices set forth in the Offering Member Notice. In addition, each Applicable ROFR Rightholder shall include in its Member ROFR Exercise Notice the number of remaining Offered Units that it wishes to purchase if any other Applicable ROFR Rightholders do not exercise their rights to purchase their entire Applicable Pro Rata Portions of the remaining Offered Units. Any Member ROFR Exercise Notice shall be binding upon delivery and irrevocable by the Applicable ROFR Rightholder.

(iii) The failure of any Applicable ROFR Rightholder to deliver a Member ROFR Exercise Notice by the end of the ROFR Rightholder Option Period shall constitute a waiver of his or her respective rights of first refusal under this Section 9.03 with respect to the Transfer of Offered Units, but shall not affect their respective rights with respect to any future Transfers.

(e) Allocation of Offered Units. The Offered Units shall be allocated for purchase among the Applicable ROFR Rightholders as follows:

(i) First, to each Applicable ROFR Rightholder having elected to purchase its entire Applicable Pro Rata Portion of such Units, such Applicable ROFR Rightholder’s Applicable Pro Rata Portion of such Units; and

(ii) Second, the balance, if any, not allocated under clause (i) above shall be allocated to those Applicable ROFR Rightholders who set forth in their Member ROFR Exercise Notices a number of Offered Units that exceeded their respective Applicable Pro Rata Portions (the “Purchasing Rightholders”), in an amount, with respect to each such Purchasing Rightholder, that is equal to the lesser of:

(A)	the number of Offered Units that such Purchasing Rightholder elected to purchase in excess of its Applicable Pro Rata Portion; or

(B)	the product of (x) the number of Offered Units not allocated under clause (i), multiplied by (y) a fraction, the numerator of which is the number of Offered Units that such Purchasing Rightholder was permitted to purchase pursuant to clause (i), and the denominator of which is the aggregate number of Offered Units that all Purchasing Rightholders were permitted to purchase pursuant to clause (i).

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The process described in clause (ii) shall be repeated until no Offered Units remain or until such time as all Purchasing Rightholders have been permitted to purchase all Offered Units that they desire to purchase.

(f) Consummation of Sale. In the event that the Applicable ROFR Rightholders shall have, in the aggregate, exercised their respective rights to purchase all and not less than all of the Offered Units, then the Offering Member shall sell such Offered Units to the Applicable ROFR Rightholders, and the Applicable ROFR Rightholders shall purchase such Offered Units, within 60 days following the expiration of the ROFR Rightholder Option Period (which period may be extended for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). Each Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 9.03(f), including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. At the closing of any sale and purchase pursuant to this Section 9.03(f), the Offering Member shall deliver to the participating Applicable ROFR Rightholders certificates (if any) representing the Offered Units to be sold, free and clear of any liens or encumbrances (other than those contained in this Agreement), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the Applicable ROFR Rightholders by certified or official bank check or by wire transfer of immediately available funds.

(g) Sale to Proposed Purchaser. In the event that the Applicable ROFR Rightholders shall not have collectively elected to purchase all of the Offered Units, then, the Offering Member may Transfer all of such Offered Units, at a price per Applicable Offered Unit not less than specified in the Offering Member Notice and on other terms and conditions which are not materially more favorable in the aggregate to the proposed purchaser than those specified in the Offering Member Notice, but only to the extent that such Transfer occurs within 90 days after expiration of the ROFR Rightholder Option Period. Any Offered Units not Transferred within such 90-day period will be subject to the provisions of this Section 9.03 upon subsequent Transfer.

Section 9.04 Transfer of Class B Profits Units.

(a) Notice of Offer. Subject to the terms and conditions specified in Section 9.01 and Section 9.02, if any Member holding Class B Profits Units (the “Class B Offering Member”) receives a bona fide offer that the Class B Offering Member desires to accept to Transfer all or any portion of the Class B Profits Units it owns (the “Offered Class B Units”), the Class B Offering Member shall, within 10 days of receipt of the Transfer offer, give written notice (the “Class B Offering Member Notice”) to the Company and the other Members holding Class B Profits Units stating that it has received a bona fide offer for a Transfer of its Class B Profits Units (as applicable) and specifying:

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(i) the number of Offered Class B Units to be Transferred by the Class B Offering Member;

(ii) the proposed date, time and location of the closing of the Transfer, which shall not be less than 90 days from the date of the Class B Offering Member Notice;

(iii) the purchase price per Offered Class B Unit (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and

(iv) the name of the Person who has offered to purchase such Offered Class B Units.

(b) Representations and Warranties of Class B Offering Member. By delivering the Class B Offering Member Notice, the Class B Offering Member represents and warrants to each other Member holding Class B Profits Units that:

(i) the Class B Offering Member has full right, title and interest in and to the Offered Class B Units;

(ii) the Class B Offering Member has all the necessary power and authority and has taken all necessary action to Transfer such Offered Class B Units as contemplated by this Section 9.04; and

(iii) the Offered Class B Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(c) Rights of Other Members. Upon receipt of the Class B Offering Member Notice, if, within 60 days from the date of the Class B Offering Member Notice, none of the other Members holding Class B Profits Units wish to continue the business of the Company, the Board will either seek to sell the Company or the Company will be dissolved. If one or more of the other Members holding Class B Profits Units wishes to continue the business of the Company, then the Class B Profits Units of each other Member will be redeemed by the Company in exchange for a promissory note (the “Redemption Note”) payable by the Company as follows:

(i) The Redemption Note will be: (a) equal in priority to any other Redemption Note issued hereunder and (ii) subordinate to all other debt of the Company;

(ii) The Redemption Note will be payable in 48 equal monthly installments of principal, plus interest on the unpaid balance principal balance at the average cost of funds for notes issued by the Company, or the Company Interest Rate if no such loans are outstanding. The first payment will be due after 60 days.

(iii) The Board may suspend payments on the Redemption Note or modify the payment terms, but not the amount, of the Redemption Note if the payment of the Redemption Note would create a material risk that the Company will not be able to fulfill its obligations to holders of notes issued by the Company other than Redemption Notes. The Redemption Note may be prepaid at any time without penalty.

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Section 9.05 Redemption of Class A Preferred Units.

(a) Once the aggregate value of the Capital Accounts attributable to Class B Profits Units exceeds the aggregate value of the Capital Accounts attributable to Class A Preferred Units, the Company, upon the approval of the Managers, may, in its sole and absolute discretion, elect to redeem all of the Class A Preferred Units by making cash payments to each Member holding Class A Preferred Units equal to the Preferred Unreturned Capital Value associated with such Class A Preferred Units as of the date of the notice below (the “Initial Redemption Price”).

(b) The Company (at the direction of the Managers) will give written notice of its redemption election to the Members holding Class A Preferred Units stating the amount of the Initial Redemption Price. The Company will pay the Initial Redemption Price to the Members holding Class A Preferred Unit in four annual installments, with the first payment on or before January 31 of the calendar year following the date of the notice and continuing on January 31 of each subsequent calendar year until paid in full; provided, however, that such payments may be accelerated by the Managers in their discretion. The amount of each installment will be equal to:

(i) 1/4th of the Initial Redemption Price; plus

(ii) any Preferred Unpaid Yield as of the last day of the calendar year ending prior to the payment date, which shall be determined after allocating payments under this Section 9.05 and Distributions under Section 7.02 during the preceding calendar year and after the date of the notice described above first to any Preferred Unpaid Yield and then to reduce the Preferred Unreturned Capital Value.

Section 9.06 Conversion of Series A Common Units. When the Company first issues a Class B Profits Unit, each Class A Common Unit shall automatically be converted into 1.0 Class A Preferred Units.

Article X
Covenants

Section 10.01 Confidentiality.

(a) Each Member acknowledges that during the term of this Agreement, he will have access to and become acquainted with trade secrets, proprietary information and confidential information belonging to the Company, the Company Subsidiaries and their Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists or other business documents which the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) (collectively, “Confidential Information”). In addition, each Member acknowledges that: (i) the Company has invested, and continues to invest, substantial time, expense and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Without limiting the applicability of any other agreement to which any Member is subject, no Member shall, directly or indirectly, disclose or use (other than solely for the purposes of such Member monitoring and analyzing his investment in the Company or performing his duties as a Manager, Officer, employee, consultant or other service provider of the Company) at any time, including, without limitation, use for personal, commercial or proprietary advantage or profit, either during his association or employment with the Company or thereafter, any Confidential Information of which such Member is or becomes aware. Each Member in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft.

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(b) Nothing contained in Section 10.01(a) shall prevent any Member from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Member; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Members; (vi) to such Member’s Representatives who, in the reasonable judgment of such Member, need to know such Confidential Information and agree to be bound by the provisions of this Section 10.01 as if a Member; or (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Units from such Member, as long as such Transferee agrees to be bound by the provisions of this Section 10.01 as if a Member; provided, that in the case of clause (i), (ii) or (iii), such Member shall notify the Company and other Members of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Company and other Members) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

(c) The restrictions of Section 10.01(a) shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Member in violation of this Agreement; (ii) is or becomes available to a Member or any of its Representatives on a non-confidential basis prior to its disclosure to the receiving Member and any of its Representatives in compliance with this Agreement; (iii) is or has been independently developed or conceived by such Member without use of Confidential Information; or (iv) becomes available to the receiving Member or any of its Representatives on a non-confidential basis from a source other than the Company, any other Member or any of their respective Representatives; provided, that such source is not known by the recipient of the Confidential Information to be bound by a confidentiality agreement with the disclosing Member or any of its Representatives.

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Section 10.02 Other Business Activities. The parties hereto expressly acknowledge and agree that: (i) the Members and their Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in the business of the Company, other than through the Company and the Company Subsidiaries (an “Other Business”); (ii) the Members and their Affiliates have or may develop a strategic relationship with businesses that are or may be competitive with the Company and the Company Subsidiaries; (iii) none of the Members or their Affiliates will be prohibited by virtue of the Member’s investment in the Company from pursuing and engaging in any such activities; (iv) none of the Members or their Affiliates will be obligated to inform the Company or any other Member of any such opportunity, relationship or investment (a “Company Opportunity”) or to present Company Opportunity, and the Company hereby renounces any interest in a Company Opportunity and any expectancy that a Company Opportunity will be offered to it; (v) nothing contained herein shall limit, prohibit or restrict any Member or Manager from serving on the board of directors or other governing body or committee of any Other Business; and (vi) the Members will not acquire, be provided with an option or opportunity to acquire, or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the other Members or their Affiliates. The parties hereto expressly authorize and consent to the involvement of the Members and their Affiliates in any Other Business; provided, that any transactions between the Company and/or the Company Subsidiaries and an Other Business will be on terms no less favorable to the Company and/or the Company Subsidiaries than would be obtainable in a comparable arm’s-length transaction. The parties hereto expressly waive, to the fullest extent permitted by Applicable Law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company or any Member or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company any Member.

Article XI
Accounting; Tax Matters

Section 11.01 Financial Statements. The Company shall furnish to each Member holding 5% or more of the Units of the Company (each, a “Qualified Member”) the following reports:

(a) Annual Financial Statements. As soon as available, and in any event within one hundred 120 days after the end of each Fiscal Year, consolidated balance sheets of the Company and Company Subsidiaries as at the end of each such Fiscal Year and consolidated statements of income, cash flows and Members’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year.

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(b) Reporting Company. At any time the Company is subject to periodic reporting obligations of the Securities Exchange Act of 1934, as amended, no reports shall be required to be delivered to Members pursuant to subsection (a) above.

Section 11.02 Inspection Rights. Upon reasonable notice from a Qualified Member, the Company shall, and shall cause its Managers, Officers and employees to, afford each Qualified Member and its Representatives reasonable access during normal business hours to (i) the Company’s and the Company Subsidiaries’ properties, offices, plants and other facilities, (ii) the corporate, financial and similar records, reports and documents of the Company and the Company Subsidiaries, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members or Managers, and to permit each Qualified Member and its Representatives to examine such documents and make copies thereof, and (iii) the Company’s and the Company Subsidiaries’ Officers, senior employees and public accountants, and to afford each Qualified Member and its Representatives the opportunity to discuss and advise on the affairs, finances and accounts of the Company and the Company Subsidiaries with their Officers, senior employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Qualified Member and its Representatives such affairs, finances and accounts), with such Qualified Member bearing any and all costs and expenses of the Company in connection therewith, including, but not limited to, any third-party legal or accounting fees incurred by the Company in connection therewith.

Section 11.03 Tax Matters Member.

(a) Appointment. The Members hereby appoint Daniel M. Wallach as the “Tax Matters Member” who shall serve as the “tax matters partner” (as such term is defined in Code Section 6231) for the Company.

(b) Tax Examinations and Audits. The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably requested by the Tax Matters Member with respect to the conduct of examinations by Taxing Authorities and any resulting proceedings. Each Member agrees that any action taken by the Tax Matters Member in connection with audits of the Company shall be binding upon such Members and that such Member shall not independently act with respect to tax audits or tax litigation affecting the Company.

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(c) Income Tax Elections. The Tax Matters Member shall have sole discretion to make any income tax election it deems advisable on behalf of the Company; provided, that the Tax Matters Member will make an election under Section 754 of the Code, if requested in writing by Members holding a majority of the outstanding Common Units. All determinations as to tax elections and accounting principles shall be made solely by the Tax Matters Member.

(d) Tax Returns and Tax Deficiencies. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return. The Tax Matters Member shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.05(d).

(e) Resignation. The Tax Matters Member may resign at any time. If Daniel M. Wallach ceases to be the Tax Matters Member for any reason, the holders of a majority of the Common Units of the Company shall appoint a new Tax Matters Member.

Section 11.04 Tax Returns. At the expense of the Company, the Board (or any Officer that it may designate pursuant to Section 8.09) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company and the Company Subsidiaries own property or do business. As soon as reasonably possible after the end of each Fiscal Year, the Board or designated Officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person’s federal, state and local income tax returns for such Fiscal Year.

Section 11.05 Company Funds. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Board or by such Officer or Officers as the Board may designate, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Board or by such Officer or Officers as the Board may designate,. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Board may designate.

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Article XII
Dissolution and Liquidation

Section 12.01 Events of Dissolution. The Company shall be dissolved and is affairs wound up only upon the occurrence of any of the following events:

(a) The determination of the Board to dissolve the Company;

(b) An election to dissolve the Company made by holders of a majority of the Voting Units or as provided in Section 9.04(c);

(c) The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

(d) The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act.

Section 12.02 Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 12.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 12.03 and the Certificate of Formation shall have been cancelled as provided in Section 12.04.

Section 12.03 Liquidation. If the Company is dissolved pursuant to Section 12.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a) Liquidator. The Board, or, if the Board is unable to do so, a Person selected by the holders of a majority of the Common Units, shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b) Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c) Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i) First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

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(ii) Second, to the establishment of and additions to reserves that are determined by the Board in its sole discretion to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company;

(iii) Third, to the Members holding Class A Preferred Units in an amount equal to the sum of the remaining unpaid balance, if any, of the Initial Redemption Price and the Preferred Unpaid Yield payable to such Members; and

(iv) Fourth, to the Members in the same manner as Distributions are made under Section 7.02.

(d) Discretion of Liquidator. Notwithstanding the provisions of Section 12.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 12.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed will be valued at its Fair Market Value.

Section 12.04 Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 12.03(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

Section 12.05 Survival of Rights, Duties and Obligations. Dissolution, liquidation, winding up or termination of the Company for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish or otherwise adversely affect any Member’s right to indemnification pursuant to Section 13.03.

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Section 12.06 Recourse for Claims. Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Net Income, Net Loss and other items of income, gain, loss and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Board, the Liquidator or any other Member.

Article XIII
Exculpation and Indemnification

Section 13.01 Exculpation of Covered Persons.

(a) Covered Persons. As used herein, the term “Covered Person” shall mean (i) each Member, (ii) each officer, director, shareholder, partner, member, controlling Affiliate, employee, agent or representative of each Member, and each of their controlling Affiliates, and (iii) each Manager, Officer, employee, agent or representative of the Company.

(b) Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good faith and with the belief that such action or omission is in, or not opposed to, the best interest of the Company, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such Covered Person.

(c) Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Net Income or Net Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) another Manager; (ii) one or more Officers or employees of the Company; (iii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or (iv) any other Person selected in good faith by or on behalf of the Company, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Delaware Act.

Section 13.02 Liabilities and Duties of Covered Persons.

(a) Limitation of Liability. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person. Furthermore, each of the Members and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by Applicable Law, and in doing so, acknowledges and agrees that the duties and obligation of each Covered Person to each other and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person. To the extent that, at law or in equity, any Covered Person has duties and liabilities related thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for such Covered Person’s good faith reliance on the provisions of this Agreement.

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(b) Duties. Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. Whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person’s “good faith” or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law.

Section 13.03 Indemnification.

(a) Indemnification. To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution or replacement), the Company shall indemnify, hold harmless, defend, pay and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company; or

(ii) The fact that such Covered Person is or was acting in connection with the business of the Company as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee or agent of the Company, any Member, or any of their respective controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including the Company or any Company Subsidiary; provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such Covered Person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful, or that the Covered Person’s conduct constituted fraud, gross negligence or willful misconduct.

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(b) Reimbursement. The Company shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 13.03; provided, that if it is finally judicially determined that such Covered Person is not entitled to the indemnification provided by this Section 13.03, then such Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

(c) Entitlement to Indemnity. The indemnification provided by this Section 13.03 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 13.03 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 13.03 and shall inure to the benefit of the executors, administrators, legatees and distributees of such Covered Person.

(d) Insurance. To the extent available on commercially reasonable terms, the Company may purchase, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person’s duties on such terms, in such amount and with such deductibles as the Board may determine; provided, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Covered Person by the Company in respect of such Losses; provided further, that any material changes to any such terms, amount and deductibles initially determined by the Board shall require the action of Members holding at least 60% of the votes eligible to be cast by the then-outstanding Voting Units.

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(e) Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 13.03 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

(f) Savings Clause. If this Section 13.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 13.03 to the fullest extent permitted by any applicable portion of this Section 13.03 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

(g) Amendment. The provisions of this Section 13.03 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 13.03 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification or repeal of this Section 13.03 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Losses without the Covered Person’s prior written consent.

Section 13.04 Survival. The provisions of this Article XIII shall survive the dissolution, liquidation, winding up and termination of the Company.

Article XIV
Miscellaneous

Section 14.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 14.02 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

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Section 14.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14.03):

If to the Company:	12627 San Jose Blvd., Suite 203 Jacksonville, FL 32223 E-mail: danwallach@shepherdsfinance.com Attention: Chief Executive Officer

If to a Member, to such Member’s respective mailing address as set forth on the Members Schedule.

Section 14.04 Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 14.05 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 14.06 Entire Agreement. This Agreement, together with the Certificate of Formation, and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including the Original Agreement.

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Section 14.07 Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 14.08 No Third-party Beneficiaries. Except as provided in Article XIII, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 14.09 Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and Members holding at least 60% of the votes eligible to be cast by the then-outstanding Voting Units. Any such written amendment or modification will be binding upon the Company and each Member; provided, that an amendment or modification modifying the rights or obligations of any Member in a manner that is disproportionately adverse to (i) such Member relative to the rights of other Members in respect of Units of the same class or series or (ii) a class or series of Units relative to the rights of another class or series of Units, shall in each case be effective only with that Member’s consent or the consent of the Members holding at least 60% of the Units in that class or series, as applicable. Notwithstanding the foregoing, amendments to the Members Schedule following any new issuance, redemption, repurchase or Transfer of Units in accordance with this Agreement may be made by the Board without the consent of or execution by the Members.

Section 14.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 14.10 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 4.07(f), Section 8.04(c), Section 9.03(d)(iii), and Section 14.13 hereof.

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Section 14.11 Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 14.12 Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by registered mail to the address set forth in Section 14.03 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 14.13 Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.14 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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Section 14.15 Attorneys’ Fees. In the event that any party hereto institutes any legal suit, action or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

Section 14.16 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided in Section 13.02 to the contrary.

Section 14.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company: Shepherd’s Finance, LLC

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach
Title:	Chief Executive Officer

The Members (Common):

Daniel M. Wallach and Joyce S. Wallach

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach

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By:	/s/ Joyce S. Wallach
Name:	Joyce S. Wallach

2007 Daniel M. Wallach Legacy Trust

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach
Title:	Trustee

Eric A. Rauscher
/s/ Eric A. Rauscher

William Myrick
/s/ William Myrick

Kenneth R. Summers
/s/ Kenneth R. Summers

Barbara L. Harshman
/s/ Barbara L. Harshman

Barbara L. Harshman, IRA

The Members (Preferred):

Margaret Rauscher IRA LLC
(Holding Series C Preferred)

By:	/s/ Margaret Rauscher
Name:
Title:

Madison Trust Company, Custodian FBO: William Myrick
(Holding Series C Preferred)

By:
Name:
Title:

Investor’s Mark Acquisitions, LLC
(Holding Series B Preferred)

By:
Name:	Mark L. Hoskins
Title:	Member

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EXHIBIT A

DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES,
RESTRICTIONS, QUALIFICATIONS, AND LIMITATIONS
OF THE SERIES B CUMULATIVE REDEEMABLE PREFERRED UNITS

The following are the terms of the Series B Cumulative Redeemable Preferred Units (the “Preferred Units”) established pursuant to this Designation of the Rights, Powers, Privileges, Restrictions, Qualifications, and Limitations of the Series B Cumulative Redeemable Preferred Units (“Series B Designation of Rights”):

(1) Number. The maximum number of authorized Preferred Units shall be 30.

(2) Rank. The Preferred Units will, with respect to distribution rights (to the extent set forth herein) and rights upon liquidation, dissolution, or winding up of the Company, rank: (a) senior to all classes or series of Units not designated as Preferred Units (“Common Units”) and to all equity securities issued by the Company the terms of which provide that such equity securities shall rank junior to such Preferred Units; (b) on a parity with all equity securities issued by the Company other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Company that rank senior to the Preferred Units. The term “equity securities” shall not include convertible debt securities.

(3) Distributions.

(a) Current Distributions.

(i) Commencing from and including the applicable date of issuance of Preferred Units (the “Date of Issuance”), current distributions (the “Current Distributions”) on each Preferred Unit shall be payable quarterly, at an annual fixed rate of 10% (the “Pay Rate”), until the redemption of such Preferred Units in accordance with Section 5, as the case may be (each such period a “Current Distribution Period”).

(ii) Current Distributions on the Preferred Units shall be cumulative from the applicable Date of Issuance at the Pay Rate, and shall be declared and payable quarterly on February 28, May, 31, August 31, and November 30 of each year or, if not a business day, the next succeeding business day, which commenced on May 31, 2015 (each, a “Current Distribution Payment Date”), and will be computed on the basis of a 360-day year and 90 days in the applicable period. Current Distributions will be payable to holders of record as they appear in the records of the Company at the close of business on the applicable record date by wire transfer pursuant to wire instructions provided by such holders. The record date shall be the last calendar day of the calendar quarter immediately preceding each Current Distribution Payment Date (each, a “Current Distribution Payment Record Date”).

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(iii) Current Distributions on the Preferred Units are payable only as a distribution on income. In the event that the Company has no net income during any given Current Distribution Period, the amount due is rolled forward to the next Current Distribution Period, which may continue only through the fourth quarter distribution of any year (which occurs in the following year), but no further. If on any Current Distribution Payment Date the Company shall not be permitted under Delaware law to pay all or a portion of any such Current Distributions, the Company shall take such action as may be lawfully permitted in order to enable the Company, to the extent permitted by Delaware law, to lawfully to pay such Current Distributions. Accumulated but unpaid Current Distributions, if any, on the Preferred Units, will not accrue interest.

(b) Distribution Payments. Any Distribution payment made on Preferred Units shall first be credited against the earliest accumulated but unpaid Current Distribution due with respect to such Preferred Units which remains payable. Distributions made in any quarter are based on the Company’s net income from the prior quarter. Taxable income to purchaser for any quarter will be allotted to be equal to the following quarter’s Distribution.

(4) Liquidation Amount.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (referred to herein as a “liquidation”), the holders of the Preferred Units will be entitled to be paid out of the assets of the Company legally available for distribution to its unitholders liquidating distributions, in cash, in the amount of $100,000 per unit multiplied by the number of outstanding Preferred Units (the “Liquidation Amount”), plus an amount equal to any accumulated and unpaid Current Distributions to the date of such liquidation, before any distribution or payment is made to holders of Common Units or any other equity securities of the Company ranking junior to the Preferred Units as to the distribution of assets upon a liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Units will have no right or claim to any of the remaining assets of the Company.

(b) In the event that, upon any liquidation of the Company, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Units, plus an amount equal to any accumulated and unpaid Current Distributions to the date of such liquidation and the corresponding amounts payable on all other equity securities of the Company ranking on a parity with Preferred Units in the distribution of assets upon a liquidation, then the holders of Preferred Units and all other such equity securities of the Company ranking on a parity with Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions per unit to which they would otherwise be respectively entitled.

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(c) The consolidation or merger of the Company with or into any other entity, or the merger of another entity with or into the Company, or a statutory unit exchange by the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall be deemed to constitute a liquidation of the Company.

(d) The Liquidation Amount of the outstanding Preferred Units will not be added to the liabilities of the Company for the purpose of determining whether under the Delaware Revised Uniform Limited Liability Company Act a distribution may be made to unitholders of the Company whose preferential rights upon dissolution of the Company are junior to those of holders of Preferred Units. This Section 4(d) shall be without prejudice to the provisions of Sections 3(a) and 4(a) hereof.

(5) Redemption.

(a) The Company may redeem the Preferred Units, in whole or in part at the option of the Company at any time or from time to time, at a redemption price per unit in cash in an amount equal to (the “Redemption Price”) the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions thereon to the date of redemption. The Preferred Units to be redeemed shall be determined at the sole discretion of the board of managers of the Company.

(b) Notice of a redemption pursuant to Section 5(a) will be mailed by the Company, postage prepaid, not less than ten (10) nor more than thirty (30) days prior to the redemption date, addressed to the respective holders of the Preferred Units to be redeemed at their respective addresses as they appear on the books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of Preferred Units to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates representing such Preferred Units, if any, are to be surrendered for payment of the Redemption Price; and (v) that Current Distributions on the Preferred Units to be redeemed will cease to accumulate on such redemption date. If fewer than all the Preferred Units are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Units to be redeemed from each such holder.

(c) On or after a redemption date, each holder of Preferred Units to be redeemed must present and surrender any certificates, if any, representing the Preferred Units to the Company at the place designated in the notice of redemption and thereupon the Redemption Price of such Preferred Units will be paid to or on the order of the Person whose name appears on such certificates, if any, as the owner thereof by wire transfer pursuant to wire instructions provided by such Person and each surrendered certificate will be canceled. In the event that fewer than all the Preferred Units are to be redeemed, and if a certificate has been issued representing the Preferred Units, a new certificate will be issued representing the unredeemed Preferred Units.

(d) From and after a redemption date (unless the Company defaults in payment of the Redemption Price), all Current Distributions on the Preferred Units subject to such redemption will cease to accumulate and all rights of the holders thereof, except (i) the right to receive the Redemption Price thereof (including all accumulated and unpaid Current Distributions to the redemption date) and (ii) the right to receive any accumulated Deferred Distributions, will cease and terminate and such Preferred Units will not thereafter be transferred (except with the consent of the Company) on the Company’s records, and such Preferred Units shall not be deemed to be outstanding for any purpose whatsoever other than with respect to the accumulation of Deferred Distributions on such Preferred Units. In the event that the Company defaults in the payment of the Redemption Price for any Preferred Units surrendered for redemption, such Preferred Units shall continue to be deemed to be outstanding for all purposes and to be owned by the respective holders that surrendered such Preferred Units, and the Company shall promptly return the surrendered certificates representing such Preferred Units, if any, to such holders (although the failure of the Company to return any such certificates to such holders shall in no way affect the ownership of such Preferred Units by such holders or their rights thereunder).

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(e) Any Preferred Units that have been redeemed shall, after such redemption, have the status of authorized but unissued Units, without designation as to series, until such units are once more designated as part of a particular series.

(f) The Preferred Units will not have a stated maturity date and will not be subject to any sinking fund.

(6) Covenants of the Company.

(a) Protective Provisions. The Company hereby covenants and agrees that, for as long as any Preferred Units are outstanding, the Company shall not, and the Company shall cause its respective Subsidiaries not to, undertake or permit any of the following actions, directly or indirectly, without the prior written consent of the holders of record of at least a majority of the Preferred Units then outstanding:

(i) engage in a Change of Control; or

(ii) engage in a sale of all or substantially all of such entity’s assets, tender offer for all or substantially all of its Common Units, shares of common stock or other common equity securities, as the case may be, or other similar transaction.

(b) Investment Company Act. The Company hereby covenants and agrees that, for as long as any Preferred Units are outstanding, the Company shall take such steps as shall be necessary to ensure that neither the Company nor any of its Subsidiaries shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

(c) Notices. The Company hereby covenants and agrees that, for as long as any Preferred Units are outstanding, the Company shall give to each holder of Preferred Units written notice, within three (3) days of the Company having actual knowledge thereof, of:

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(i) the issuance by any Governmental Authority of any injunction, order, decision or other restraint or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii) the occurrence of an event or series of events relating to or affecting the Company and its Subsidiaries, taken as a whole, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or

(iii) the occurrence of a Change of Control.

The written notice provided in connection with any of the foregoing events shall specify the nature of the event prompting such notice and the action (if any) that is proposed to be taken with respect thereto.

(7) Transfers.

(a) Pursuant to Section 9.01 of the Operating Agreement, a holder of Preferred Units may not Transfer all or any portion of such holder’s Preferred Units without the express written consent of the Company, in its sole discretion. The provisions of Section 9.02 of the Operating Agreement shall not apply to the Preferred Units.

(8) Power of Attorney. Notwithstanding Section 8.01 of the Operating Agreement, no holder of Preferred Units appoints the board of managers of the Company as its attorney-in-fact, and the board of managers shall not execute any document as attorney-in-fact or otherwise on behalf of the holders of Preferred Units pursuant to the powers set forth in Section 8.01 of the Operating Agreement.

(9) Definitions.

“Change of Control” will be deemed to have occurred with respect to the Company on any date after the Initial Date of Issuance on which Daniel M. Wallach, Joyce Wallach, or the Daniel M. Wallach Legacy Trust fail to own at least 51% of the voting common equity of the Company.

“Common Units” has the meaning set forth in Section 2.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Controlling,” “Controlled” and “under common Control” shall have meanings correlative thereto. For purposes of this definition, debt securities that are convertible into common stock will be treated as voting securities only when converted.

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“Current Distribution Payment Date” has the meaning set forth in Section 3(a)(ii).

“Current Distribution Payment Record Date” has the meaning set forth in Section 3(a)(ii).

“Current Distribution Period” has the meaning set forth in Section 3(a)(i).

“Current Distributions” has the meaning set forth in Section 3(a)(i).

“Date of Issuance” has the meaning set forth in Section 3(a)(i).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including foreign Governmental Authorities.

“Initial Date of Issuance” means December 31, 2014.

“Liquidation” has the meaning set forth in Section 4(a).

“Liquidation Amount” has the meaning set forth in Section 4(a).

“Material Adverse Effect” with respect to any Person means any event, occurrence, development, change or effect that is, or is reasonably likely to be, individually or in the aggregate, materially adverse to the business, prospects, properties, operating assets, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, that, in no event shall the following, either individually or in the aggregate, in and of itself be deemed to constitute a “Material Adverse Effect”: the failure by the Company to meet independent, third party projections of earnings, revenue or other financial performance measures (provided, that the underlying facts, circumstances, operating results or prospects which cause the Company to fail to meet such projections may be considered in determining whether a “Material Adverse Effect” has occurred or is reasonably likely to occur);.

“Pay Rate” has the meaning set forth in Section 3(a).

“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust, or other entity.

“Preferred Units” has the meaning set forth in the opening paragraph of this Series B Designation of Rights.

“Redemption Price” has the meaning set forth in Section 5(a).

“Set apart for payment” means the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a distribution by the Company, the allocation of funds to be so paid on any series or class of Units.

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EXHIBIT B

DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES,
RESTRICTIONS, QUALIFICATIONS, AND LIMITATIONS
OF THE SERIES C CUMULATIVE REDEEMABLE PREFERRED UNITS

The following are the terms of the Series C Cumulative Redeemable Preferred Units (the “Preferred Units”) established pursuant to this Designation of the Rights, Powers, Privileges, Restrictions, Qualifications, and Limitations of the Series C Cumulative Redeemable Preferred Units (“Series C Designation of Rights”):

(1) Number. The maximum number of authorized Preferred Units shall be 80, of which 40 are to be issued only pursuant to the Preferred Unit Reinvestment Program (as defined herein).

(2) Rank. The Preferred Units will, with respect to distribution rights (to the extent set forth herein) and rights upon liquidation, dissolution, or winding up of the Company, rank: (a) senior to all classes or series of Units not designated as Preferred Units (“Common Units”) and to all equity securities issued by the Company the terms of which provide that such equity securities shall rank junior to such Preferred Units; (b) on a parity with all equity securities issued by the Company other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Company that rank senior to the Preferred Units. The term “equity securities” shall not include convertible debt securities.

(3) Distributions.

(a) Current Distributions.

(i) Commencing from and including the applicable date of issuance of Preferred Units (the “Date of Issuance”), current distributions (the “Current Distributions”) on each Preferred Unit shall be payable quarterly, at a fixed rate of the greater of (such rate, the “Pay Rate”): (a) 12% per annum; or (b) the highest per annum rate of interest which the Company is then offering pursuant to its public offering of fixed rate subordinated notes, until the redemption of such Preferred Units in accordance with Section 5, 6, or 7, as the case may be (each such period a “Current Distribution Period”). Once the Pay Rate is increased in accordance with (b), it will not reduce back to (a) if the higher rate is no longer offered.

(ii) Current Distributions on the Preferred Units shall be cumulative from the applicable Date of Issuance at the Pay Rate, shall compound monthly, and shall be declared and payable quarterly each year and such distributions will commence following the Initial Date of Issuance in the month after the next quarterly distribution is declared (each, a “Current Distribution Payment Date”), and will be computed on the basis of a 360-day year and 90 days in the applicable period. Current Distributions will be payable to holders of record as they appear in the records of the Company at the close of business on the applicable record date by wire transfer pursuant to wire instructions provided by such holders. The record date shall be the last calendar day of the calendar quarter immediately preceding each Current Distribution Payment Date (each, a “Current Distribution Payment Record Date”).

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(iii) Current Distributions on the Preferred Units are payable only as a distribution on income. In the event that the Company has no net income during any given Current Distribution Period, the amount due is rolled forward to the next Current Distribution Period, which may continue only through the fourth quarter distribution of any year (which occurs in the following year), but no further. If on any Current Distribution Payment Date the Company shall not be permitted under Delaware law to pay all or a portion of any such Current Distributions, the Company shall take such action as may be lawfully permitted in order to enable the Company, to the extent permitted by Delaware law, to lawfully to pay such Current Distributions. Accumulated but unpaid Current Distributions, if any, on the Preferred Units, will not accrue interest.

(b) Distribution Payments. Any Distribution payment made on Preferred Units shall first be credited against the earliest accumulated but unpaid Current Distribution due with respect to such Preferred Units which remains payable. Distributions made in any quarter are based on the Company’s net income from the prior quarter. Taxable income to purchaser for any quarter will be allotted to be equal to the following quarter’s Distribution.

(c) Preferred Unit Reinvestment Program. A holder of Preferred Units may elect to have Distributions reinvested in additional Preferred Units at the then-applicable price of such Preferred Units (such program, the “Preferred Unit Reinvestment Program”), at such price is determined by the Company’s board of managers at its sole discretion. Notwithstanding anything to the contrary, for purposes of all Preferred Units issued pursuant to the Preferred Unit Reinvestment Program, the term “Initial Date of Issuance” shall mean the Date of Issuance of the underlying Preferred Units and not the Date of Issuance of the Preferred Units issued pursuant to the Preferred Unit Reinvestment Program. Additional terms of the Preferred Unit Reinvestment Program are as follows:

(i) The purchase of fractional Preferred Units is a permissible and likely result of the reinvestment of Distributions under the Preferred Unit Reinvestment Plan.

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(ii) The Company’s board of managers may determine to suspend or terminate the Preferred Unit Reinvestment Program at any time, at its sole discretion.

(iii) Reinvestment will not be permitted if such reinvestment in additional Preferred Units would result in Preferred Units being issued in excess of the amount authorized under this Agreement or by the Company’s board of managers.

(iv) The Company may elect to deny an investor’s participation in the Preferred Unit Reinvestment Program for any reason, at the Company’s sole discretion.

(v) An investor may elect to terminate their participation in the Preferred Unit Reinvestment Program at any time by providing notice to the Company or such termination at least one month in advance of the next applicable Current Distribution Payment Date.

(vi) All additional Preferred Units issued pursuant to the Preferred Unit Reinvestment Program shall continue to be bound by all terms and conditions of this Agreement.

(4) Liquidation Amount.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (referred to herein as a “liquidation”), the holders of the Preferred Units will be entitled to be paid out of the assets of the Company legally available for distribution to its unitholders liquidating distributions, in cash, in the amount of $100,000 per unit multiplied by the number of outstanding Preferred Units (the “Liquidation Amount”), plus an amount equal to any accumulated and unpaid Current Distributions to the date of such liquidation, before any distribution or payment is made to holders of Common Units or any other equity securities of the Company ranking junior to the Preferred Units as to the distribution of assets upon a liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Units will have no right or claim to any of the remaining assets of the Company.

(b) In the event that, upon any liquidation of the Company, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Units, plus an amount equal to any accumulated and unpaid Current Distributions to the date of such liquidation and the corresponding amounts payable on all other equity securities of the Company ranking on a parity with Preferred Units in the distribution of assets upon a liquidation, then the holders of Preferred Units and all other such equity securities of the Company ranking on a parity with Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions per unit to which they would otherwise be respectively entitled.

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(c) The consolidation or merger of the Company with or into any other entity, or the merger of another entity with or into the Company, or a statutory unit exchange by the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall be deemed to constitute a liquidation of the Company.

(d) The Liquidation Amount of the outstanding Preferred Units will not be added to the liabilities of the Company for the purpose of determining whether under the Delaware Revised Uniform Limited Liability Company Act a distribution may be made to unitholders of the Company whose preferential rights upon dissolution of the Company are junior to those of holders of Preferred Units. This Section 4(d) shall be without prejudice to the provisions of Sections 3(a) and 4(a) hereof.

(5) Redemption by the Company.

(a) The Company may redeem the Preferred Units, in whole or in part at the option of the Company at any time or from time to time and at the sole discretion of the Company’s board of managers, at a redemption price per unit in cash in an amount equal to (the “Redemption Price”) the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions thereon to the date of redemption; provided, however, that if there is a Change of Control of the Company within 9 months after the date that the Company redeems the Preferred Units pursuant to this Section, then the Company shall also pay to the prior holder of such Preferred Units an additional amount as follows:

If after deducting from the realized sale price of the Change of Control after closing costs and sale costs, the Company’s book value for each equity investor (including holders of common equity) and any payouts to executive employees (not including holders of common equity and their relatives) based on the Change of Control, there is a positive number, then each $100,000 initial investment in the Preferred Units will be entitled to the smaller of:

(i) (x) 0.2% of such positive number multiplied by (y) the book value that the Preferred Units would have had immediately prior to the Change of Control if they had not been earlier redeemed by the Company divided by what the dividends would have been immediately prior to the Change of Control had dividends compounded on the original amount invested in the Preferred Units and such Preferred Units had not been earlier redeemed; or

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(ii) 50% of the book value that the Preferred Units would have had immediately prior to the Change of Control if they had not been earlier redeemed by the Company.

(b) Notice of a redemption pursuant to Section 5(a) will be mailed by the Company, postage prepaid, not less than ten (10) nor more than thirty (30) days prior to the redemption date, addressed to the respective holders of the Preferred Units to be redeemed at their respective addresses as they appear on the books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of Preferred Units to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates representing such Preferred Units, if any, are to be surrendered for payment of the Redemption Price; and (v) that Current Distributions on the Preferred Units to be redeemed will cease to accumulate on such redemption date. If fewer than all the Preferred Units are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Units to be redeemed from each such holder.

(c) On or after a redemption date, each holder of Preferred Units to be redeemed must present and surrender any certificates, if any, representing the Preferred Units to the Company at the place designated in the notice of redemption and thereupon the Redemption Price of such Preferred Units will be paid to or on the order of the Person whose name appears on such certificates, if any, as the owner thereof by wire transfer pursuant to wire instructions provided by such Person and each surrendered certificate will be canceled. In the event that fewer than all the Preferred Units are to be redeemed, and if a certificate has been issued representing the Preferred Units, a new certificate will be issued representing the unredeemed Preferred Units.

(d) From and after a redemption date (unless the Company defaults in payment of the Redemption Price), all Current Distributions on the Preferred Units subject to such redemption will cease to accumulate and all rights of the holders thereof, except (i) the right to receive the Redemption Price thereof (including all accumulated and unpaid Current Distributions to the redemption date) and (ii) the right to receive any accumulated Deferred Distributions, will cease and terminate and such Preferred Units will not thereafter be transferred (except with the consent of the Company) on the Company’s records, and such Preferred Units shall not be deemed to be outstanding for any purpose whatsoever other than with respect to the accumulation of Deferred Distributions on such Preferred Units. In the event that the Company defaults in the payment of the Redemption Price for any Preferred Units surrendered for redemption, such Preferred Units shall continue to be deemed to be outstanding for all purposes and to be owned by the respective holders that surrendered such Preferred Units, and the Company shall promptly return the surrendered certificates representing such Preferred Units, if any, to such holders (although the failure of the Company to return any such certificates to such holders shall in no way affect the ownership of such Preferred Units by such holders or their rights thereunder).

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(e) Any Preferred Units that have been redeemed shall, after such redemption, have the status of authorized but unissued Units, without designation as to series, until such units are once more designated as part of a particular series.

(f) The Preferred Units will not have a stated maturity date and will not be subject to any sinking fund.

(6) Redemption by the Holders of Preferred Units.

(a) The holders of Preferred Units may require the Company to redeem their Preferred Units, in whole or in part at the option of the holders of the Preferred Units, at the Redemption Price, at the earlier to occur of:

(i) 6 years after the Initial Date of Issuance of such Preferred Units; or

(ii) when, as measured on March 31 of each year following the Initial Date of Issuance of such Preferred Units (the “March 31 Measurement Date”), the Company made distributions to its common equity holders from April 1 of the year prior to the March 31 Measurement Date until the March 31 Measurement Date that exceeded the Company’s net earnings attributable to common equity holders per GAAP during the calendar year immediately prior to the calendar year of the March 31 Measurement Date.

(b) Notice of a redemption pursuant to Section 6(a) will be mailed by the holders of the Preferred Units requiring redemption, postage prepaid, not less than 2 months prior to the redemption date, addressed to the Company. Each notice shall state: (i) the redemption date; (ii) the number of Preferred Units to be redeemed; (iii) the Redemption Price; (iv) that Current Distributions on the Preferred Units to be redeemed will cease to accumulate on such redemption date.

(c) The Company shall pay the Redemption Price in full and by check or in cash by wire transfer of immediately available funds in 10 installments beginning on the redemption date. The 10 installments will begin on the redemption date in amount equal to the Payment Percentage times the Redemption Price, and will continue on the fifteenth day of each of the following 9 months. The “Payment Percentage” is an amount equal to: (x) one divided by (y) the number of installment months remaining. For example, if the Redemption Price is $750,000 on the redemption date and the Pay Rate is 12% per annum, then: (a) the Company shall pay to the holder an amount equal to $75,000.00 on the redemption date, (b) on the fifteenth day of the month following the redemption date, the Company shall pay to the holder an amount equal to approximately $75,750.00 (equal to the Redemption Price times 1/9), and (c) on the fifteenth day of the remaining months, the Company shall make the installments continuing as specified in this Subsection.

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(d) On or after a redemption date, each holder of Preferred Units to be redeemed must present and surrender any certificates, if any, representing the Preferred Units to the Company’s principal place of business and thereupon the Redemption Price of such Preferred Units will be paid to or on the order of the Person whose name appears on such certificates in accordance with Section 6(c), if any, as the owner thereof and each surrendered certificate will be canceled. In the event that fewer than all the Preferred Units are to be redeemed, and if a certificate has been issued representing the Preferred Units, a new certificate will be issued representing the unredeemed Preferred Units.

(e) From and after a redemption date (unless the Company defaults in payment of the Redemption Price), all Current Distributions on the Preferred Units subject to such redemption will cease to accumulate and all rights of the holders thereof, except (i) the right to receive the Redemption Price thereof (including all accumulated and unpaid Current Distributions to the redemption date) and (ii) the right to receive any accumulated Deferred Distributions, will cease and terminate and such Preferred Units will not thereafter be transferred (except with the consent of the Company) on the Company’s records, and such Preferred Units shall not be deemed to be outstanding for any purpose whatsoever other than with respect to the accumulation of Deferred Distributions on such Preferred Units. In the event that the Company defaults in the payment of the Redemption Price for any Preferred Units surrendered for redemption, such Preferred Units shall continue to be deemed to be outstanding for all purposes and to be owned by the respective holders that surrendered such Preferred Units, and the Company shall promptly return the surrendered certificates representing such Preferred Units, if any, to such holders (although the failure of the Company to return any such certificates to such holders shall in no way affect the ownership of such Preferred Units by such holders or their rights thereunder).

(f) Any Preferred Units that have been redeemed shall, after such redemption, have the status of authorized but unissued Units, without designation as to series, until such units are once more designated as part of a particular series.

(g) The Preferred Units will not have a stated maturity date and will not be subject to any sinking fund.

(7) Redemption Upon Change of Control.

(a) Upon a Change of Control, the Company must redeem the Preferred Units upon the closing date of such Change of Control. The price for such redemption shall be the Redemption Price plus an amount as follows (the “Change of Control Redemption Price”):

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If after deducting from the realized sale price of the Change of Control after closing costs and sale costs, the Company’s book value for each equity investor (including holders of common equity) and any payouts to executive employees (not including holders of common equity and their relatives) based on the Change of Control, there is a positive number, then each $100,000 initial investment in the Preferred Units will be entitled to the smaller of:

(i) (x) 0.2% of such positive number multiplied by (y) the current book value of the Preferred Units immediately prior to their redemption divided by what the dividends would have been immediately prior to the redemption had dividends compounded on the original amount invested in the Preferred Units; or

(ii) 50% of the book value of the Preferred Units immediately prior to the redemption.

(b) The Company shall provide the holders of the Preferred Units with notice of such a Change of Control by mail not less than 2 weeks prior to the closing of such Change of Control, addressed to the respective holders of the Preferred Units to be redeemed at their respective addresses as they appear on the books of the Company. Each notice shall state: (i) the date of closing of the Change of Control; (ii) the Change of Control Redemption Price; (iii) the place or places where certificates representing such Preferred Units, if any, are to be surrendered for payment of the Change of Control Redemption Price; and (iv) that Current Distributions on the Preferred Units to be redeemed will cease to accumulate on such date of Change of Control.

(c) The Company shall pay the Change of Control Redemption Price in full and by check or in cash by wire transfer of immediately available funds on the closing date of the Change of Control.

(d) On or before the closing date of the Change of Control, each holder of Preferred Units to be redeemed must present and surrender any certificates, if any, representing the Preferred Units to the Company’s principal place of business and thereupon the Change of Control Redemption Price of such Preferred Units will be paid to or on the order of the Person whose name appears on such certificates in accordance with Section 7(c), if any, as the owner thereof and each surrendered certificate will be canceled.

(e) From and after a redemption date due to a Change of Control (unless the Company defaults in payment of the Redemption Price), all Current Distributions on the Preferred Units subject to such redemption will cease to accumulate and all rights of the holders thereof, except (i) the right to receive the Change of Control Redemption Price thereof (including all accumulated and unpaid Current Distributions to the redemption date) and (ii) the right to receive any accumulated Deferred Distributions, will cease and terminate and such Preferred Units will not thereafter be transferred (except with the consent of the Company) on the Company’s records, and such Preferred Units shall not be deemed to be outstanding for any purpose whatsoever other than with respect to the accumulation of Deferred Distributions on such Preferred Units. In the event that the Company defaults in the payment of the Change of Control Redemption Price for any Preferred Units surrendered for redemption, such Preferred Units shall continue to be deemed to be outstanding for all purposes and to be owned by the respective holders that surrendered such Preferred Units, and the Company shall promptly return the surrendered certificates representing such Preferred Units, if any, to such holders (although the failure of the Company to return any such certificates to such holders shall in no way affect the ownership of such Preferred Units by such holders or their rights thereunder).

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(f) Any Preferred Units that have been redeemed shall, after such redemption, have the status of authorized but unissued Units, without designation as to series, until such units are once more designated as part of a particular series.

(g) The Preferred Units will not have a stated maturity date and will not be subject to any sinking fund.

(8) Covenants of the Company.

(a) Investment Company Act. The Company hereby covenants and agrees that, for as long as any Preferred Units are outstanding, the Company shall take such steps as shall be necessary to ensure that neither the Company nor any of its Subsidiaries shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

(b) Notices. The Company hereby covenants and agrees that, for as long as any Preferred Units are outstanding, the Company shall give to each holder of Preferred Units written notice, within three (3) days of the Company having actual knowledge thereof, of:

(i) the issuance by any Governmental Authority of any injunction, order, decision or other restraint or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii) the occurrence of an event or series of events relating to or affecting the Company and its Subsidiaries, taken as a whole, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or

(iii) the occurrence of a Change of Control.

The written notice provided in connection with any of the foregoing events shall specify the nature of the event prompting such notice and the action (if any) that is proposed to be taken with respect thereto.

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(9) Transfers.

(a) Pursuant to Section 9.01 of the Operating Agreement, a holder of Preferred Units may not Transfer all or any portion of such holder’s Preferred Units without the express written consent of the Company, in its sole discretion. The provisions of Section 9.02 of the Operating Agreement shall not apply to the Preferred Units.

(10) Power of Attorney. Notwithstanding Section 8.01 of the Operating Agreement, no holder of Preferred Units appoints the board of managers of the Company as its attorney-in-fact, and the board of managers shall not execute any document as attorney-in-fact or otherwise on behalf of the holders of Preferred Units pursuant to the powers set forth in Section 8.01 of the Operating Agreement.

(11) Definitions.

“Change of Control” will be deemed to have occurred with respect to the Company on any date after the Initial Date of Issuance on which Daniel M. Wallach, Joyce Wallach, the Daniel M. Wallach Legacy Trust, or their affiliates fail to own at least 51% of the voting common equity of the Company.

“Common Units” has the meaning set forth in Section 2.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Controlling,” “Controlled” and “under common Control” shall have meanings correlative thereto. For purposes of this definition, debt securities that are convertible into common stock will be treated as voting securities only when converted.

“Current Distribution Payment Date” has the meaning set forth in Section 3(a)(ii).

“Current Distribution Payment Record Date” has the meaning set forth in Section 3(a)(ii).

“Current Distribution Period” has the meaning set forth in Section 3(a)(i).

“Current Distributions” has the meaning set forth in Section 3(a)(i).

“Date of Issuance” has the meaning set forth in Section 3(a)(i).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

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“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including foreign Governmental Authorities.

“Initial Date of Issuance” means, subject to Section 3(c), the date that the first Preferred Unit is issued.

“Liquidation” has the meaning set forth in Section 4(a).

“Liquidation Amount” has the meaning set forth in Section 4(a).

“Material Adverse Effect” with respect to any Person means any event, occurrence, development, change or effect that is, or is reasonably likely to be, individually or in the aggregate, materially adverse to the business, prospects, properties, operating assets, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, that, in no event shall the following, either individually or in the aggregate, in and of itself be deemed to constitute a “Material Adverse Effect”: the failure by the Company to meet independent, third party projections of earnings, revenue or other financial performance measures (provided, that the underlying facts, circumstances, operating results or prospects which cause the Company to fail to meet such projections may be considered in determining whether a “Material Adverse Effect” has occurred or is reasonably likely to occur).

“Pay Rate” has the meaning set forth in Section 3(a).

“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust, or other entity.

“Preferred Units” has the meaning set forth in the opening paragraph of this Series C Designation of Rights.

“Redemption Price” has the meaning set forth in Section 5(a).

“Set apart for payment” means the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a distribution by the Company, the allocation of funds to be so paid on any series or class of Units.

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Schedule A

Members Schedule

(Effective as of September 30, 2017)

Member Name and Address(1)	Type of Unit	Number of Units	Capital Account Balance Attributable to Units
Daniel M. Wallach and Joyce S. Wallach, as tenants by the entirety	Class A Common, Voting	542.84	$536,509
2007 Daniel M. Wallach Legacy Trust	Class A Common, Voting	1,981.00	1,957,188
Eric Rauscher	Class A Common, Voting	26.29	25,976
William Myrick	Class A Common, Voting	26.29	25,976
Kenneth R. Summers	Class A Common, Voting	26.29	25,976
Barbara L. Harshman	Class A Common, Voting	13.64	13,477
Barbara L. Harshman, IRA	Class A Common, Voting	12.65	12,499
Investor’s Mark Acquisitions, LLC	Series B Preferred,
	Non-Voting	12.2	1,220,000
Margaret Rauscher IRA LLC	Series C Preferred,
	Non-Voting	4.69329	469,329
Madison Trust Company, Custodian FBO: William Myrick	Series C Preferred, Non-Voting	5.95674	595,674

Total:			$4,882,604

(1) Addresses are as set forth on the books of the Company.